UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12
TELENAV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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T +1 408.245.3800 F +1 408.245.0238 E IR@telenav.com 4655 Great America Parkway, Suite 300 Santa Clara, CA 95054 www.telenav.com
October 6, 2017
Dear Stockholders:
We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders to be held on November 16, 2017 at 9:00 a.m. Pacific Time, at our headquarters located at 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054 (the “2017 Annual Meeting”). This Notice of 2017 Annual Meeting, Proxy Statement and form of proxy card or written voting instruction form are being made available to you on or about October 6, 2017.
We are furnishing proxy materials to stockholders primarily over the Internet. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our 2017 Annual Meeting and conserves natural resources. On or about October 6, 2017, we mailed our stockholders a notice that includes instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (the “Annual Report”) and how to vote online. The notice also included instructions on how you can request a paper copy of the proxy materials, including the Notice of 2017 Annual Meeting, Proxy Statement and proxy card or written voting instruction form.
Details regarding admission to the 2017 Annual Meeting and the business to be conducted at the 2017 Annual Meeting are described in this Notice of 2017 Annual Meeting and Proxy Statement. A copy of our Annual Report is included with the Proxy Statement for those stockholders who are receiving paper copies of the proxy materials.
Please use this opportunity to take part in the affairs of Telenav by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, I urge you to vote your proxy as soon as possible. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person, and may save us from incurring additional proxy solicitation costs.
Thank you for your ongoing support of Telenav. We look forward to seeing you at our 2017 Annual Meeting.

TELENAV, INC.

Dr. HP Jin
Chairman of the Board of Directors, President and Chief Executive Officer
Santa Clara, California

TELENAV, INC.
4655 Great America Parkway, Suite 300
Santa Clara, CA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 16, 2017
The 2017 Annual Meeting of Stockholders of Telenav, Inc. will be held on Thursday, November 16, 2017, at 9:00 a.m. Pacific Time, at our offices, located at 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054, for the following purposes (as more fully described in the proxy statement accompanying this notice):

1.	The election of two Class II directors named in the accompanying proxy statement to serve for a term of three years or until their successors are duly elected and qualified;

2.
To approve the material terms of our 2009 Equity Incentive Plan to enable certain incentive compensation under such plan to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”);

3.
To approve the material terms of our Amended and Restated Bonus Plan (“Bonus Plan”) in order to qualify payments under the Bonus Plan as “performance-based compensation” for the purposes of Section 162(m);

4.	To conduct a non-binding advisory vote on executive compensation;

5.	To conduct a non-binding advisory vote on the frequency of holding future advisory votes on executive compensation;

6.	To ratify the appointment of Grant Thornton LLP as Telenav’s independent registered public accounting firm for the fiscal year ending June 30, 2018; and

7.	To transact such other business as may properly come before the meeting.
Stockholders of record at the close of business on September 26, 2017 are entitled to vote at the 2017 Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to vote over the Internet, by telephone or by mailing a proxy card or written voting instruction form. If you attend the meeting, you may vote in person even if you return a proxy.

By Order of the Board of Directors,

Dr. HP Jin
Chairman of the Board of Directors, President and Chief Executive Officer
Santa Clara, California
October 6, 2017

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YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING. A MAJORITY OF OUR OUTSTANDING SHARES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE MEETING TO CONSTITUTE A QUORUM.

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TELENAV, INC.
2017 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS

Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	i
INTERNET AVAILABILITY OF PROXY MATERIALS	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
Why am I receiving these materials?	1
What items of business will be voted on at the Annual Meeting?	1
How does the board of directors recommend that I vote?	2
What information is contained in these proxy materials?	2
What shares can I vote?	3
How many votes am I entitled to per share?	3
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
How can I vote my shares in person at the Annual Meeting?	4
How can I vote my shares without attending the Annual Meeting?	4
Can I change my vote or revoke my proxy?	4
Is my vote confidential?	4
How can I attend the Annual Meeting?	5
How many shares must be present or represented to conduct business at the Annual Meeting?	5
How are votes counted?	5
What is the voting requirement to approve each of the proposals?	5
Is cumulative voting permitted for the election of directors?	6
What happens if additional matters are presented at the Annual Meeting?	6
Who will serve as inspector of elections?	6
Who will bear the cost of soliciting votes for the Annual Meeting?	7
Where can I find the voting results of the Annual Meeting?	7
How can I contact Telenav’s transfer agent?	7
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	7
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	8
CORPORATE GOVERNANCE	10
Code of Business Conduct and Ethics	10
Director Independence	10
Board Composition	10
Board Leadership Structure	11

-ii-

Board Meetings and Committees	12
Compensation Committee Interlocks and Insider Participation	15
Board’s Role in Risk Oversight	15
Process for Recommending Candidates for Election to the Board of Directors	16
Attendance at Annual Meetings of Stockholders by the Board of Directors	18
Contacting the Board of Directors	18
PROPOSAL ONE--ELECTION OF DIRECTORS	19
General	19
Information Regarding Nominees	19
Information Regarding Continuing Directors	20
Agreement with Stockholders	22
Director Compensation	24
Stock Ownership Guidelines for Non-Employee Directors	27
Required Vote	27
Recommendation	27
PROPOSAL TWO--APPROVAL OF THE MATERIAL TERMS OF THE 2009 EQUITY INCENTIVE PLAN	28
Required Vote	38
Recommendation	38
PROPOSAL THREE--APPROVAL OF THE MATERIAL TERMS OF OUR AMENDED AND RESTATED BONUS PLAN	39
Required Vote	42
Recommendation	42
PROPOSAL FOUR--ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	43
Required Vote	44
Recommendation	44
PROPOSAL FIVE--ADVISORY VOTE ON FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	45
Required Vote	45
Recommendation	45
PROPOSAL SIX--RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	46
Required Vote	46
Recommendation	46
Principal Accounting Fees and Services	46
Pre-Approval of Audit and Nonaudit Services	47
EXECUTIVE OFFICERS OF THE REGISTRANT	48
EXECUTIVE COMPENSATION	50
Compensation Discussion and Analysis	50
Compensation Committee Report	62
Fiscal 2017 Summary Compensation Table	63
Plan-Based Awards for Fiscal 2017	64
Outstanding Equity Awards at June 30, 2017	65

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Options Exercised and Stock Vested During Fiscal 2017	67
Pension Benefits & Nonqualified Deferred Compensation	67
Employment Agreements	68
Potential Payments Upon Termination or Change of Control	69
Fiscal 2017 Potential Payments Upon Termination or Change of Control	75
EQUITY COMPENSATION PLAN INFORMATION	76
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	77
Consulting Agreement	77
Policies and Procedures for Related Party Transactions	77
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	78
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	79
AUDIT COMMITTEE REPORT	82
OTHER MATTERS	83

APPENDIX A: TELENAV, INC. 2009 EQUITY INCENTIVE PLAN	A-1
APPENDIX B: TELENAV, INC. AMENDED AND RESTATED BONUS PLAN	B-1

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TELENAV, INC.
4655 Great America Parkway, Suite 300
Santa Clara, CA 95054
PROXY STATEMENT
FOR 2017 ANNUAL MEETING OF STOCKHOLDERS
INTERNET AVAILABILITY OF PROXY MATERIALS
We are furnishing proxy materials to our stockholders primarily via the Internet. On or about October 6, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (“Annual Report”), and form of proxy card or written voting instruction form (collectively, the “proxy materials”). Stockholders will have the ability to access the proxy materials on the Internet, or to request a printed set of the proxy materials by mail by following the instructions in the Notice of Internet Availability of Proxy Materials. By furnishing a Notice of Internet Availability of Proxy Materials and access to our proxy materials by the Internet, we expect to lower the costs and reduce the environmental impact of our 2017 Annual Meeting.
The Notice of Internet Availability of Proxy Materials also provides instructions on how you may request that we send future proxy materials to you by electronic mail or by mail in printed form. If you choose to receive future proxy materials by electronic mail, you will receive an electronic mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by electronic mail or in printed form will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by electronic mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE 2017 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
Our board of directors has made these materials available to you on the Internet or is providing printed proxy materials to you in connection with the solicitation of proxies for use at our annual meeting of stockholders, which will take place on Thursday, November 16, 2017 at 9:00 a.m. Pacific Time, at our headquarters located at 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054 (the “2017 Annual Meeting”). As a stockholder, you are invited to attend the 2017 Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q:	What items of business will be voted on at the 2017 Annual Meeting?

A:	The items of business scheduled to be voted on at the 2017 Annual Meeting are:

•	To elect two Class II directors named in this proxy statement to serve for a term of three years or until their successors are duly elected and qualified;

•
To approve the material terms of our 2009 Equity Incentive Plan to enable certain incentive compensation under such plan to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”);

•
To approve the material terms of our Amended and Restated Bonus Plan (“Bonus Plan”) in order to qualify payments under the Bonus Plan as “performance-based compensation” for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”);

•	To conduct a non-binding advisory vote on executive compensation;

•	To conduct a non-binding advisory vote on the frequency of holding future advisory votes on executive compensation; and

•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018 (“fiscal 2018”).
We will also consider any other business that properly comes before the 2017 Annual Meeting.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares:

•	“FOR” the election of each of the Class II nominees to the board of directors;

•	“FOR” the approval of the material terms of our 2009 Equity Incentive Plan;

•	“FOR” the approval of the material terms of our Bonus Plan;

•	“FOR” the approval, on an advisory and non-binding basis, of our executive compensation;

•	For every “ONE YEAR” as the frequency of holding future advisory votes on executive compensation; and

•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2018.

Q:	What information is contained in these proxy materials?

A:
You are receiving the proxy materials, which relate to the proposals to be voted on at the 2017 Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information on our board of directors and certain other required information. Our Annual Report includes information about our business, financial condition and the risks we face.

Q:	What shares can I vote?

A:
Each share of our common stock issued and outstanding as of the close of business on September 26, 2017 (the “Record Date”) is entitled to be voted on all items being voted on at the 2017 Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date there were 44,299,890 shares of our common stock issued and outstanding.

Q:	How many votes am I entitled to per share?

A:	For all matters described in this proxy statement for which your vote is being solicited, you are entitled to one vote for each share of common stock held as of the Record Date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we sent the proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2017 Annual Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the proxy materials and below under the heading “How can I vote my shares without attending the 2017 Annual Meeting?”
Beneficial Owner
If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the 2017 Annual Meeting.
Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the 2017 Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the 2017 Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the proxy materials and below under the heading “How can I vote my shares without attending the 2017 Annual Meeting?”

Q:	How can I vote my shares in person at the 2017 Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted by you in person at the 2017 Annual Meeting. Shares held beneficially in street name may be voted by you in person at the 2017 Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2017 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the 2017 Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2017 Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the proxy materials, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the proxy materials, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

Q:	Can I change my vote or revoke my proxy?

A:
You may change your vote at any time prior to the taking of the vote at the 2017 Annual Meeting. If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to our Corporate Secretary at Telenav, Inc., 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054, prior to your shares being voted, or (3) attending the 2017 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the 2017 Annual Meeting and voting in person.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either among our employees or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	How can I attend the 2017 Annual Meeting?

A:
You are entitled to attend the 2017 Annual Meeting only if you were a stockholder as of the Record Date or you hold a valid proxy for the 2017 Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement for the period including the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2017 Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.
Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, or, if you vote by telephone or Internet, by indicating your plans when prompted.
The meeting will begin promptly at 9:00 a.m. Pacific Time on November 16, 2017.

Q:	How many shares must be present or represented to conduct business at the 2017 Annual Meeting?

A:
A majority of our issued and outstanding shares of common stock must be present in person or represented by proxy in order to hold the meeting and conduct business. This is called a quorum. Even if you wish to abstain from voting on some or all matters introduced at the meeting, your shares will be counted for purposes of determining a quorum if you are present and vote in person at the meeting or have properly submitted a proxy card. Both abstentions and broker nonvotes (described below) are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” each of the nominees or your vote may be “WITHHELD” with respect to each nominee.
With respect to the advisory vote regarding the frequency of holding future advisory votes on executive compensation, you may indicate whether you would prefer that we hold an advisory vote on executive compensation every “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” or you may “ABSTAIN” from voting on the proposal. Abstentions will not affect the outcome of this proposal.
For all other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will have the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the board of directors.
Q:    What is the voting requirement to approve each of the proposals?

A:	A plurality of the votes cast is required for the election of the directors, which means that the nominees for director receiving the highest number of affirmative votes will be elected as directors.

A plurality of the votes cast will also determine, on an advisory and non-binding basis, our stockholders’ preference for holding future advisory votes on executive compensation. The frequency - one year, two years or three years - receiving the highest number of votes will be considered our stockholders’ preference as to the frequency of holding future advisory votes on executive compensation.
The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to (i) approve the material terms of our 2009 Equity Incentive Plan, (ii) approve the material terms of our Bonus Plan, (iii) approve, on an advisory and non-binding basis, our executive compensation, and (iv) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2018.
As approval of executive compensation arrangements and the frequency of holding future advisory votes on executive compensation are advisory votes, the results will not be binding on us, the board of directors or the compensation committee, although our compensation committee will consider the outcome of the votes when evaluating our compensation principles, design and practices.
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker nonvotes.” Generally, broker nonvotes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker nonvotes are not considered votes cast on that proposal. Thus, broker nonvotes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against the matter.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. You may not cumulate your votes for the election of directors.

Q:	What happens if additional matters are presented at the 2017 Annual Meeting?

A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2017 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Dr. HP Jin and Michael Strambi, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be our Vice President Finance, Stuart Mar. Broadridge Financial Solutions, Inc. will assist the inspector of elections with tabulating the votes.

Q:	Who will bear the cost of soliciting votes for the 2017 Annual Meeting?

A:
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Q:	Where can I find the voting results of the 2017 Annual Meeting?

A:
We will announce preliminary voting results at the 2017 Annual Meeting and publish them on our website at http://investor.telenav.com. We will also disclose voting results on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the 2017 Annual Meeting, which will also be available on our website.

Q:	How can I contact Telenav’s transfer agent?

A:
You can contact our transfer agent by either writing via U.S. mail to Computershare, P.O. Box 30170, College Station, TX 77842-3170 or via courier service to Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845, or by telephoning (800) 962-4284 or, for foreign holders, (781) 575-3120. Computershare's shareholder website is www.computershare.com/investor.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, you may write, email or call us at the following address, email address and phone number:

Telenav, Inc.
Attn: Investor Relations
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
Email: IR@telenav.com
Tel: (408) 245-3800
Fax: (408) 245-0238
Stockholders who hold shares through a stockbroker, bank, trustee or other nominee may contact their brokerage firm, bank, broker-dealer, trust or other similar organization to request information about householding.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:
Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting of stockholders (the “2018 Annual Meeting”), our Corporate Secretary must receive the written proposal at our principal executive offices at the address set forth below no later than June 8, 2018; provided, however, that in the event that we hold our 2018 Annual Meeting more than 30 days before or 60 days after the one-year anniversary date of the 2017 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Telenav, Inc.
Attn: Corporate Secretary
4655 Great America Parkway, Suite 300
Santa Clara, CA 95054
Tel: (408) 245-3800
Fax: (408) 245-0238
Advanced Notice Procedures: Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is: (1) specified in the notice of a meeting given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2018 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices at the address set forth above:

•	no earlier than July 23, 2018, and

•	not later than the close of business on August 22, 2018.
In the event that we hold our 2018 Annual Meeting more than 30 days before or 60 days after the one-year anniversary date of the 2017 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
Nomination of Director Candidates: You may propose director candidates for consideration by our board of directors. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Process for Recommending Candidates for Election to the Board of Directors” on page 16.
To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Advanced Notice Procedures” for stockholder proposals that are not intended to be included in our proxy statement.
Copy of Bylaw Provisions: A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at http://www.sec.gov or by requesting a copy through our website at http://investor.telenav.com/tools.cfm. You may also contact our Corporate Secretary at our principal executive offices at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
In June 2009, our board of directors adopted a Code of Business Conduct and Ethics for all employees, officers and directors. The full texts of our Code of Business Conduct and Ethics are posted on our website at the investor relations portion of our website, http://investor.telenav.com/governance.cfm. We intend to disclose future amendments to our Code of Business Conduct and Ethics, or certain waivers of such provisions, at the same location on our website identified above and also in public filings. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
In June 2009, our board of directors also adopted a Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers. The full texts of our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers are posted on our website at the investor relations portion of our website, http://investor.telenav.com/governance.cfm. We intend to disclose future amendments to our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers, or certain waivers of such provisions, at the same location on our website identified above and also in public filings. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Director Independence
In September 2017, our board of directors undertook a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise the ability to exercise independent judgment in carrying out his responsibilities. In making that determination, our board of directors considered all relevant facts and circumstances.
As a result of this review, our board of directors determined that each of Ms. Karen Francis and Messrs. Samuel Chen, Wes Cummins, Douglas Miller, Ken Xie and Joseph Zaelit are “independent directors” as defined under the rules of the NASDAQ Global Market, constituting a majority of independent directors of our board of directors as required by the rules of the NASDAQ Global Market.
Board Composition
Our board of directors is currently composed of seven members. Our bylaws permit our board of directors to establish by resolution the authorized number of directors. On December 12, 2016, our board of directors increased the authorized number of directors from six to eight directors and, following the recommendation of the nominating and governance committee, appointed Karen Francis and Richard Gold to the board, effective on December 12, 2016. Ms. Francis serves as a Class I director, with a term expiring at our 2019 annual meeting of stockholders (the "2019 Annual Meeting"). Mr. Gold served as a Class III director, with a term expiring at the 2018 Annual Meeting, until his resignation on August 8, 2017.
In connection with our August 24, 2017 agreement with Nokomis Capital, L.L.C. and certain related persons (the “Nokomis Agreement”), we agreed to appoint an independent director nominated by Nokomis Capital, L.L.C. (“Nokomis”) and reasonably acceptable to the members of our board of directors, other than Mr. Cummins to fill the seat vacated by Mr. Gold. See “Proposal One - Agreement with Stockholders.”

Each class of directors is elected for a three-year term to succeed the class whose term is then expiring. The terms of the directors expire upon the election and qualification of successor directors at the 2017 Annual Meeting for the Class II directors, 2018 Annual Meeting for the Class III directors, and 2019 Annual Meeting for the Class I directors.
Mr. Zaelit, a Class III director, will retire from our board of directors prior to the expiration of his current term. See "Proposal One - Agreement with Stockholders."
The following table sets forth the classes, names, ages and positions of our directors as of October 6, 2017:

Class II Directors	Age	Position
Douglas Miller (1) (2)	60	Director
Ken Xie (2) (3)	54	Director

Class III Directors
Dr. HP Jin	53	Chairman of the Board, President and Chief Executive Officer
Joseph M. Zaelit (1) (3) (4)	72	Director

Class I Directors
Samuel Chen (1) (3)	66	Director
Wes Cummins (1) (3)	40	Director
Karen Francis (2) (3)	55	Lead Independent Director
____________________

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and governance committee.

(4)	Mr. Zaelit will retire from our board of directors prior to the expiration of his current term. See "Proposal One — Agreement with Stockholders."
Board Leadership Structure
Our board of directors believes that our chief executive officer is best situated to serve as our chairman of the board because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the industry, while our chief executive officer brings company-specific experience and expertise. Our board of directors believes that the combined role of chairman of the board and chief executive officer promotes strategy development and execution, and facilitates information flow between management and our board of directors, which are essential to effective governance. One of the key responsibilities of our board of directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed.

At the same time, our board recognizes the importance of having a board structure that will continue to promote the appropriate exercise of independent judgment by the board. In March 2016, our board created the position of lead independent director to serve as a liaison between our chief executive officer and the independent directors, and to facilitate discussions and deliberation among the independent directors in fulfilling their oversight responsibilities for our company. The lead independent director coordinates the activities of the other independent directors and performs such other duties and responsibilities as the board may determine.
Our board believes the combined role of chairman of the board and chief executive officer, together with our independent directors led by our lead independent director, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.
Board Meetings and Committees
During the fiscal year ended June 30, 2017 ("fiscal 2017"), our board of directors held six meetings and acted three times by written consent. Each of the directors attended or participated in at least 75% of the meetings of the board of directors and 75% of the meetings held by all committees of the board on which he or she served during fiscal 2017.

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and governance committee.
Audit Committee. The audit committee oversees our corporate accounting and financial reporting processes. The audit committee generally oversees:

•	Our accounting and financial reporting processes as well as the audit and integrity of our financial statements;

•	The qualifications and independence of our independent registered public accounting firm;

•	The performance of our independent registered public accounting firm; and

•
Our compliance with our systems of disclosure controls and procedures, internal controls over financial reporting and compliance of our employees, directors and consultants with ethical standards adopted by us.

The audit committee also has certain responsibilities, including without limitation, the following:

•	Selecting and hiring the independent registered public accounting firm;

•	Supervising and evaluating the independent registered public accounting firm;

•	Evaluating the independence of the independent registered public accounting firm;

•	Approving audit and nonaudit services and fees;

•
Reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls; and

•	Reviewing reports and communications from the independent registered public accounting firm.
The audit committee is comprised of Messrs. Chen, Cummins, Miller (chairman) and Zaelit. During fiscal 2017, the audit committee was comprised of Messrs. Chen, Miller and Zaelit. Our board of directors has determined that each of Messrs. Miller and Zaelit is a financial expert as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Zaelit served as the chairman of the audit committee during all of fiscal 2017. Mr. Miller became the chairman of the audit committee in September 2017. Entities controlled by Mr. Chen currently hold more than 10% of our outstanding common stock. Our board of directors has considered the independence and other characteristics of each member of our audit committee and believes that the composition of the audit committee meets the requirements for independence under the current requirements of the NASDAQ Global Market and SEC rules and regulations. We believe that the audit committee charter and the functioning of the audit committee comply with the applicable requirements of the NASDAQ Global Market and SEC rules and regulations. Our audit committee also serves as our qualified legal compliance committee.
The audit committee held four meetings during fiscal 2017 and acted once by written consent. The audit committee has adopted a written charter approved by our board of directors, which is available upon request in writing to 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054; Attn: Corporate Secretary or on our website at http://investor.telenav.com/governance.cfm. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The Audit Committee Report is included in this proxy statement on page 82.
Compensation Committee. The compensation committee oversees our corporate compensation policies, plans and benefits programs and has the responsibilities described in “Executive Compensation—Compensation Discussion and Analysis” below.
The compensation committee is currently comprised of Ms. Francis (chair) and Messrs. Miller and Xie. During fiscal 2017, the compensation committee was comprised of Messrs. Miller, Todaro (until August 2016), Xie and Zaelit, and Ms. Francis (beginning in December 2016). Mr. Xie served as the chairman of the compensation committee until April 2017, at which time Mr. Miller became the chairman. In September 2017, Ms. Francis was appointed chair of the compensation committee. We believe that each member of the compensation committee meets the requirements for independence under the current requirements of the NASDAQ Global Market, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act and is an outside director as defined pursuant to Section 162(m). We believe that the compensation committee charter and the functioning of the compensation committee comply with the applicable requirements of the NASDAQ Global Market and SEC rules and regulations.
The compensation committee held four meetings during fiscal 2017 and acted two times by written consent. The compensation committee has adopted a written charter approved by our board of directors, which is available upon request in writing to 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054; Attn: Corporate Secretary or on our website at http://investor.telenav.com/governance.cfm. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

See “Executive Compensation—Compensation Discussion and Analysis” and “Election of Directors—Director Compensation” below for a description of our processes and procedures for the consideration and determination of executive and director compensation.
The Compensation Committee Report is included in this proxy statement on page 62.
Nominating and Governance Committee. The nominating and governance committee acts on behalf of the board to fulfill the board’s responsibilities in overseeing all aspects of our nominating and corporate governance functions. The responsibilities of the nominating and governance committee include, without limitation, the following:

•	Periodically review and assess the effectiveness of the corporate governance guidelines and recommend proposed changes to the board;

•	Review stockholder proposals relating to corporate governance and other matters and recommend to the board the company’s response to such proposals;

•
Oversee the board evaluation process, including facilitating self-evaluations and conducting periodic evaluations of the performance of the board as a whole, each board committee (including the nominating and governance committee itself) and each director;

•	Periodically review the composition and size of the board and make recommendations to the board on the appropriateness of any changes;

•
Annually evaluate the performance of our lead independent director and determine whether such lead independent director should serve for an additional one year term or a replacement should be appointed;

•	Evaluate the qualifications and performance of directors eligible for re-election consistent with criteria determined by the board;

•	Establish procedures for the submission by stockholders of candidates for election to the board and the nominating and governance committee’s review of candidates;

•	Recommend the director nominees for election to the board by the stockholders at the annual meeting of stockholders;

•	Identify, consider and recommend candidates to fill new positions or vacancies on the board, including candidates properly submitted by stockholders, consistent with criteria determined by the board;

•
Periodically review the composition of each board committee and make recommendations to the board for changes or rotation of directors, the creation of additional board committees, and changes in committee charters, taking into account input of the board committees, as applicable, or the dissolution of board committees;

•	Periodically assess director access to management and management access to directors; and

•
Undertake certain responsibilities regarding ethical standards and conflicts of interest until such time as the board’s qualified legal compliance committee becomes a committee independent from the audit committee.

The nominating and governance committee is currently comprised of Ms. Francis and Messrs. Chen, Cummins (chairman), Xie and Zaelit. During fiscal 2017, the nominating and governance committee was comprised of Messrs. Cummins (beginning in August 2016), Miller (beginning in August 2016), Todaro (until August 2016), Xie and Zaelit. Mr. Zaelit served as the chairman of the nominating and governance committee during all of fiscal 2017. In September 2017, Mr. Cummins was appointed as chairman of the nominating and governance committee. We believe that each member of the nominating and governance committee meets the requirements for independence under the current requirements of the NASDAQ Global Market. We believe that the nominating and governance committee charter and the functioning of the nominating and governance committee comply with the applicable requirements of the NASDAQ Global Market and SEC rules and regulations.
The nominating and governance committee held no meetings during fiscal 2017 and acted one time by written consent. The nominating and governance committee has adopted a written charter approved by our board of directors, which is available upon request in writing to 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054; Attn: Corporate Secretary or on our website at http://investor.telenav.com/governance.cfm. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Compensation Committee Interlocks and Insider Participation
During fiscal 2017, our compensation committee consisted of Messrs. Miller, Todaro, Xie and Zaelit, and Ms. Francis. None of the members of the compensation committee has at any time in the last three fiscal years been one of our officers or employees.  None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.
Board’s Role in Risk Oversight
Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full board of directors, our senior management is responsible for the day-to-day management of the material risks we face. In its oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our board of directors holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for us. This involvement of the board of directors in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for us. Additionally, our board of directors regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our board of directors and its committees on a quarterly basis, and as is otherwise needed, and is available to address any questions or concerns raised by our board of directors on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management and reports their findings to the full board of directors on a quarterly basis, and as is otherwise needed. The audit committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. The compensation committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.
In connection with its oversight of compensation-related risks, our compensation committee has reviewed an assessment by management of our compensation programs and practices for its employees, including its executive and non-executive programs and practices. In its review, the compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, the compensation committee determined any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.
Additional review or reporting on enterprise risks is conducted as needed or as requested by our board of directors or a committee thereof.
Process for Recommending Candidates for Election to the Board of Directors
The nominating and governance committee acts on behalf of the board to fulfill the board’s responsibilities in overseeing all aspects of our nominating functions. The nominating and governance committee will consider director candidates who are suggested by members of the nominating and governance committee, other members of our board, members of management and certain stockholders. The nominating and governance committee may also retain third-party executive search firms to identify independent director candidates from time to time. It is the policy of our board of directors to consider recommendations for candidates to the board from stockholders holding at least 1% of our outstanding shares of common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The nominating and governance committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by the members of the nominating and governance committee, individual board members or management.
A stockholder that desires to recommend a candidate for election to the board of directors should send the recommendation in writing to 4655 Great America Parkway, Suite 300, Santa Clara, CA 94054; Attn: Corporate Secretary. This written recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the required ownership of our common stock by the recommending stockholder. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our board of directors, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and personal references.

In accordance with the advance notice provisions in our bylaws, director nominations to be considered at any annual meeting of stockholders must be received not less than 45 days, and not more than 75 days, prior to one-year anniversary of the date on which we first mailed proxy materials, or a notice of availability of proxy materials (whichever is earlier), to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, in order for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. To be timely for a special meeting, such notice must be received by our Corporate Secretary at our principal executive offices at 4655 Great America Parkway, Suite 300, Santa Clara, CA 94054 not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. This means that for purposes of our 2017 Annual Meeting of Stockholders, such nominations must have been received no sooner than July 23, 2017, and no later than August 22, 2017. Information regarding the deadlines for nominations for our 2018 Annual Meeting is set forth on page 8.
Where the nominating and governance committee has either identified a prospective nominee or determines that an additional or replacement director is required, the nominating and governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board of directors or management. While we do not have a formal diversity policy for board membership, the nominating and governance committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our board of directors’ deliberations and decisions. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the nominating and governance committee considers a number of factors, including the following:

•	the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors;

•	such factors as issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and potential conflicts of interest; and

•	such other factors as the board of directors may consider appropriate.
The nominating and governance committee has also specified the following minimum qualifications to be satisfied by any nominee for a position on the board of directors:

•	predominantly independent;

•	of high integrity;

•	have qualifications that will increase overall effectiveness of the board of directors; and

•	meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.
After completing the evaluation and review, the nominating and governance committee makes a recommendation to the board of directors as to the persons who should be nominated to the board of directors, and the board of directors determines and approves the nominees after considering the recommendation of the nominating and governance committee.
Attendance at Annual Meetings of Stockholders by the Board of Directors
Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage, but do not require, directors to attend. Two directors attended our 2016 annual meeting of stockholders.
Contacting the Board of Directors
In cases where stockholders wish to communicate with the board of directors or any individual member of the board of directors, messages can be sent to our General Counsel, at Telenav, Inc., 4655 Great America Parkway, Suite 300, Santa Clara, CA 94054, Attn: General Counsel. Our General Counsel monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Where the nature of a communication warrants, our General Counsel may determine, in her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors, a non-management director, independent advisor or management, as our General Counsel considers appropriate. Our General Counsel may decide in the exercise of her judgment whether a response to any stockholder communication is necessary.

PROPOSAL ONE
ELECTION OF DIRECTORS
General
Our Class II directors’ terms expire at the 2017 Annual Meeting.
Information Regarding Nominees
At the 2017 Annual Meeting, two directors will be elected to our board of directors for a term of three years expiring at the 2020 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Upon the recommendation of the nominating and governance committee, our board of directors has selected Douglas Miller and Ken Xie as nominees for election as Class II directors at the 2017 Annual Meeting. Biographical information about each of our directors and nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each director and nominee that led our board of directors to the conclusion that he or she should serve or continue to serve as a director is also included in each of the director and nominee biographies.
Both Messrs. Miller and Xie have agreed to serve if elected and we have no reason to believe that either Mr. Miller or Mr. Xie will be unavailable to serve. In the event either Mr. Miller or Mr. Xie is unable or declines to serve as a director at the time of the 2017 Annual Meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy.
Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently members of our board of directors. In the event that any nominee becomes unavailable or unwilling to serve as a member of our board of directors, the proxy holders will vote in their discretion for a substitute nominee.
The following table sets forth the name, age and position of our director nominees as of October 6, 2017:

Name of Class II Nominees	Age	Position
Douglas Miller (1) (2)	60	Director
Ken Xie (2) (3)	54	Director
____________________

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and governance committee.

Douglas Miller has served as a member of our board of directors since July 2015. Mr. Miller served as a member of the board of directors and chairman of the audit committee of CareDx, a publicly traded diagnostics company, from July 2016 to May 2017. Mr. Miller served as a member of the board of directors and as chairman of the audit committee of Procera Networks, a publicly traded policy enforcement solutions company, from May 2013 to June 2015. Previously, Mr. Miller served as our chief financial officer from May 2006 to June 2012. From July 2005 to May 2006, Mr. Miller served as vice president and chief financial officer of Longboard, Inc., a privately held provider of telecommunications software. From October 1998 to July 2005, Mr. Miller held various management positions at Synplicity, Inc., a publicly traded electronic design automation company acquired by Synopsys, Inc., including senior vice president of finance and chief financial officer. Prior to that time, Mr. Miller also served as chief financial officer of 3DLabs, Inc., a publicly held graphics semiconductor company, and as a partner at Ernst & Young LLP, a professional services organization. Mr. Miller is a certified public accountant (inactive). He holds a B.S.C. in Accounting from Santa Clara University. Our nominating and governance committee believes that Mr. Miller's experience as a chief financial officer and board member of public companies gives him insight and perspective into how other boards function and enables him to be an effective board member. As our former chief financial officer, Mr. Miller has a unique understanding of our operations. These skills and experience are extremely valuable to our board of directors.
Ken Xie has served as a member of our board of directors since July 2012. Since October 2000, Mr. Xie has served as the president and chief executive officer of Fortinet, Inc., a publicly traded network security solutions company, which he co-founded. Prior to co-founding Fortinet, Mr. Xie was the founder, president and chief executive officer of NetScreen Technologies, Inc., a publicly traded provider of network security products, which was acquired by Juniper Networks, Inc., an IP network solutions company, in April 2004. Additionally, Mr. Xie was managing partner of Jedi Venture, a venture capital investment fund, founder, president, and chief executive officer of Stanford Infosystems International, Inc., and security architect for Healtheon Corporation, a health information services company, and Philips Semiconductors, a computer equipment manufacturer. Mr. Xie received a B.S. and an M.S. in Electrical Engineering from Tsinghua University in China and an M.S. in Electrical Engineering from Stanford University. Our nominating and governance committee believes that Mr. Xie provides value as our director due to his experience as a chief executive officer of two public companies and because he brings considerable experience to our board of directors.
Information Regarding Continuing Directors
The following table sets forth the names, ages and positions of our continuing directors as of October 6, 2017:

Class I Directors	Age	Position
Samuel Chen (1) (3)	66	Director
Wes Cummins (1) (3)	40	Director
Karen Francis (2) (3)	55	Lead Independent Director

Class III Directors
Dr. HP Jin	53	Chairman of the Board, President and Chief Executive Officer
Joseph M. Zaelit (1) (3) (4)	72	Director
____________________

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and governance committee.

(4)
Mr. Zaelit will retire from our board of directors on the earlier to occur of (i) the time immediately prior to the appointment of a New Director (as defined in "—Agreement with Stockholders" below), (ii) the end of the 2017 Annual Meeting and (iii) 11:59 p.m., Pacific time, on November 17, 2017.

Dr. HP Jin is a cofounder of our company and has served as our president and a member of our board of directors since October 1999. Dr. Jin has also served as our chief executive officer and chairman of our board of directors from October 1999 to May 2001 and since December 2001. Prior to Telenav, Dr. Jin served as a senior strategy consultant at the McKenna Group, a strategy consulting firm. Prior to that time, Dr. Jin was a business strategy and management consultant at McKinsey & Company, a management consulting firm. Dr. Jin was also previously a technical director at Loral Integrated Navigation Communication Satellite Systems, or LINCSS, a division of Loral Space & Communications, Inc., a publicly traded GPS service and engineering company. Dr. Jin holds a B.S. and M.S. in Mechanical Engineering from Harbin Institute of Technology in China and a Ph.D. in Guidance, Navigation and Control, with a Ph.D. minor in Electrical Engineering, from Stanford University. Our nominating and governance committee believes that with over 15 years of experience as our president and chief executive officer, Dr. Jin has deep knowledge and understanding of our business. Dr. Jin’s experience as chief executive officer demonstrates his leadership and business acumen. His experience with strategic and operational issues in the location based services industry gives him insight to the issues facing this industry and brings valuable expertise to our board of directors.
Joseph M. Zaelit has served as a member of our board of directors since June 2009. Since August 2003, Mr. Zaelit has served as an operating partner of iGlobe Partners Fund, L.P., a venture capital investment firm. Prior to that time, Mr. Zaelit served as executive vice president and chief financial officer of Celestry Design Technologies, an integrated circuit design products company, and he also served as chief financial officer of GoRemote Internet Communications, Inc. (“GoRemote Internet Communications”), a publicly traded provider of remote access services that was acquired by iPass Inc. From August 2003 to December 2006, Mr. Zaelit served as a member of the board of directors of InterVideo, Inc., a publicly traded software publishing company that was acquired by Corel Corporation. From November 2001 to February 2006, Mr. Zaelit served as a member of the board of directors of GoRemote Internet Communications. Mr. Zaelit is a certified public accountant (inactive). Mr. Zaelit holds a B.S. in Accounting and an M.B.A., each from the University of Utah. Our nominating and governance committee believes that Mr. Zaelit is an experienced financial leader with over 40 years of finance and accounting experience gained through his education and board and senior management roles at a number of corporations. The compliance, financial reporting and audit expertise Mr. Zaelit gained in his board and senior management roles has proven valuable in addressing issues that have arisen for us. Mr. Zaelit will retire from our board of directors prior to the expiration of his current term. See "—Agreement with Stockholders" below.
Samuel Chen has served as a member of our board of directors since January 2002. Mr. Chen has served as chairman of the board of directors of Rayson Technology Co., Ltd., a privately held wireless communications company, for the last 23 years. Since 1994, Mr. Chen has also served as chairman of the board of directors of Sonix Technology Co., Ltd., an integrated circuit development company publicly traded on Taiwan Stock Exchange. Since 2000, Mr. Chen has also served as chairman of the board of directors of GlobalSat Technology Corp., an electronic communications company publicly traded on the Taiwan Stock Exchange. Mr. Chen holds a B.S. in Chemistry from National Tsing Hua University in Taiwan. For the following reasons, the nominating and governance committee concluded that Mr. Chen should serve as our director. Mr. Chen brings with him considerable business experience as the current chairman of the board of directors of Sonix Technology Co. Ltd., GlobalSat Technology Co., Ltd., and Rayson Technology Co. Ltd. Mr. Chen also serves on the board of directors of various other privately held companies. With his experience, Mr. Chen has a substantial amount of knowledge of the complex issues facing global companies and an understanding of what makes businesses work effectively and efficiently. Mr. Chen’s experience as a board member of public and private companies gives him insight and perspective into how other boards function and enables him to be an effective board member. These skills and experience are extremely valuable to our board of directors.
Wes Cummins has served as a member of our board of directors since August 2016. Mr. Cummins joined Nokomis Capital, L.L.C., an investment advisory firm, in October 2012 as an analyst. From March 2011 to September 2012, Mr. Cummins was an analyst for Harvey Partners, a hedge fund. From February 2002 to March 2011, Mr. Cummins held multiple positions including senior research analyst covering technology hardware companies, director of research, head of capital markets and, finally, president of B. Riley & Co., an investment banking firm. Mr. Cummins has extensive experience in the investment research process, public and private capital raising, mergers and acquisitions, corporate restructuring and shareholder activism. From 2000 to 2002, Mr. Cummins was an associate analyst at Needham & Company, an investment banking firm. Since 2007, Mr. Cummins has served as a member of the board of directors of Applied Science Products, Inc., formerly known as Flight Safety Technologies, Inc., a publicly traded company engaged in developing technologies for aviation safety and efficiency. Mr. Cummins holds a B.S.B.A. from Washington University in St. Louis, Missouri. Mr. Cummins' expertise in investment research and analysis will bring valuable experience and perspective to our board of directors. Mr. Cummins joined our board of directors in connection with our agreement with Nokomis Capital, L.L.C. and its affiliates, as further described under "—Agreement with Stockholders" below.
Karen Francis has served as a member of our board of directors since December 2016. Ms. Francis has served as a director of AutoNation, Inc., the largest automotive retailer in the U.S., since February 2016. Ms. Francis previously served as a director of The Hanover Insurance Group, Inc. from May 2014 to May 2017. Ms. Francis also serves as an independent director and strategic advisor to privately held technology companies. Ms. Francis served as CEO of AcademixDirect, Inc., an education technology company, from 2009 to 2014 and as Executive Chairman from 2009 to 2017. From 2004 to 2007, Ms. Francis was Chairman and CEO of Publicis & Hal Riney, based in San Francisco and part of the Publicis global advertising and marketing network. From 2001 to 2002, she served as Vice President of Ford Motor Company, where she was responsible for strategic technology investments including in-vehicle telematics, customer relationship management across all divisions, global vehicle export operations, and Ford Direct, the company’s online sales initiative structured as a joint venture with Ford dealers. From 1996 to 2000, Ms. Francis held several positions with General Motors, including serving as General Manager of the Oldsmobile division overseeing sales, marketing, strategy and product development, as well as Regional Manager of Chevrolet’s Rocky Mountain Region responsible for all dealer operations in eleven states. Ms. Francis holds an M.B.A. from the Harvard Business School and a B.A. in Economics from Dartmouth College. Ms. Francis' experience as a board member and chief executive, as well as her experience in the automotive industry, brings valuable insight and perspective to our board.
Agreement with Stockholders

On August 24, 2017, we entered into a letter agreement (the “Agreement”) with Nokomis Capital, L.L.C. and certain related persons (collectively, the “Nokomis Group”). Prior to entering into the Agreement, we had entered into an August 24, 2016 letter agreement with the Nokomis Group, which provided for Mr. Cummins to be appointed as a Class I director and Mr. Gold to be appointed as a Class III director. The August 24, 2016 agreement expired on August 5, 2017 and is no longer in effect.

Pursuant to the Agreement, we and the Nokomis Group agreed that (a) Joseph M. Zaelit will retire from our board of directors effective upon the earlier to occur of (i) the time immediately prior to the appointment of a New Director (as defined below), (ii) the end of the 2017 Annual Meeting and (iii) 11:59 p.m., Pacific time, on November 17, 2017; (b) we and the Nokomis Group will cooperate to identify a mutually acceptable independent director (the “New Director”) to join the board as a Class III director with a term expiring at the 2018 Annual Meeting; (c) at Nokomis’ written request, we will appoint Brett Hendrickson (the “Intermediary Director”) as a Class III director if we and the Nokomis Group are unable to identify a mutually acceptable candidate as a Class III director after good faith efforts prior to the earlier to occur of (A) the 2017 Annual Meeting and (B) 11:59 p.m., Pacific time, on November 17, 2017; provided, however, that once appointed, should the New Director resign, the Nokomis Group will have the right to appoint a replacement during the term of the Agreement on the same terms as the initial appointment of the New Director; (d) if appointed to the board of directors, the Intermediary Director will resign following the identification of the New Director; (e) not less than 15 days prior to the deadline for the submission of director nominations in respect of the 2018 Annual Meeting, our board of directors or the nominating and governance committee will notify the Nokomis Group of such body’s determination regarding as to whether the New Director will be nominated for election as a director at the 2018 Annual Meeting, and if so, the term of the Agreement will be extended to the date that is 15 days prior to the deadline for nominations for the 2019 Annual Meeting and the board and all applicable committees of the board will take all action necessary to include the New Director on our slate of nominees standing for election at the 2018 Annual Meeting if the board or its nominating and governance committee determines to nominate the New Director for election at the 2018 Annual Meeting; (f) during the Restricted Period (as defined below), the authorized size of the board of directors will not exceed seven members and we will not take any action to reconstitute or reconfigure the classes in which the directors serve without the consent of the Nokomis Group; and (g) during the Restricted Period, our board of directors will take all necessary steps to continue the appointment of Wes Cummins as a member of the nominating and governance committee. As of the date of this proxy, a New Director had not yet been appointed to our board of directors.

Pursuant to the Agreement, the Nokomis Group has agreed to vote all of our shares of common stock that the Nokomis Group holds in a manner consistent with the recommendation of our board of directors at any annual or special meeting of our stockholders. In addition, the Nokomis Group has agreed, until 11:59 p.m., Pacific time, on the day that is 15 days prior to the deadline for the submission of director nominations in respect of the 2018 Annual Meeting (the "Restricted Period"), to customary standstill provisions during that time that provide, among other things, that the Nokomis Group will not (a) engage in or in any way participate in a solicitation of proxies with respect to our company; (b) initiate any stockholder proposals; (c) seek representation on our board of directors; or (d) seek to control the management, our board of directors, or the policies of our company. The Restricted Period may be extended until 11:59 p.m. Pacific Time, on the date that is 15 days prior to the deadline for submission of director nominations in respect of the 2019 Annual Meeting if the board or its nominating and governance committee determines to nominate the New Director for election at the 2018 Annual Meeting as a Class III director. In addition, the Agreement will terminate if the Nokomis Group ceases to hold more than five percent of our outstanding capital stock.

Director Compensation
In fiscal 2017, our nonemployee directors were eligible to receive the following cash compensation:

	July 1, 2016 to December 31, 2016	Effective January 1, 2017
Annual retainer	$25,000	$35,000
Additional retainer, lead independent director	5,000	5,000
Additional retainer, audit committee chair	10,000	15,000
Additional retainer, audit committee member	5,000	8,000
Additional retainer, compensation committee chair	8,000	10,000
Additional retainer, compensation committee member	3,000	5,000
Additional retainer, nominating and governance committee member	3,000	3,000

In December 2016, our board approved increases to the nonemployee director cash compensation as shown above. The increases took effect on January 1, 2017.
Our 2009 Equity Incentive Plan provides for the automatic grant of nonstatutory stock options to our nonemployee directors.
In July 2012, we entered into a director offer letter with Mr. Xie, which provided for, among other things, an initial grant of 20,000 restricted stock units ("RSUs") under our 2009 Equity Incentive Plan, all of which became fully vested in July 2016. Mr. Xie is also entitled to receive an additional grant of 5,000 RSUs, subject to the same terms as his initial grant, each year following our annual stockholder meeting, subject to Mr. Xie’s continued service as one of our directors, which annual award vests as to 1/4th of the shares on each anniversary following the date of grant, subject to Mr. Xie’s continued service as one of our directors. However in January 2017, the compensation committee amended Mr. Xie’s 2016 award to provide that such award will vest in full on October 10, 2017, subject to Mr. Xie’s continued service on our board of directors on such date. In the event of a closing of a change of control of our company, the unvested portion of any RSUs held by Mr. Xie will become fully vested.
For our nonemployee directors other than Mr. Xie, each individual who first joins our board of directors as a nonemployee director will receive, at the time of such initial election or appointment, 30,000 RSUs, vesting annually as to 1/3rd of the shares on each anniversary following the date of grant, contingent on the director’s continued service as one of our directors; provided that upon the closing of a change of control of our company, the unvested portion of the director’s RSUs shall fully vest. In addition, beginning on the date of our 2016 annual meeting of stockholders and on the date of each annual meeting of stockholders thereafter, each individual who continues to serve as a nonemployee director will be granted an option to purchase 8,300 shares of our common stock, vesting monthly as to 1/12th of the shares of common stock subject to the stock option following the date of grant, contingent on the director’s continued service as one of our directors; provided that upon the closing of a change of control of our company, the unvested portion of the director’s options shall fully vest. In addition, beginning on the date of our 2016 annual meeting of stockholders and on the date of each annual meeting of stockholders thereafter, our lead independent director will be granted an option to purchase $5,000 of our common stock, vesting monthly as to 1/12th of the shares of common stock subject to the stock option following the date of grant, contingent on the director's continued service as one of our directors.

Upon the appointment of Ms. Francis and Mr. Gold to the board on December 12, 2016, the compensation committee granted to each of Ms. Francis and Mr. Gold 40,000 RSUs, vesting annually as to 1/3rd of the shares on each anniversary following the date of grant, contingent on the director’s continued service as one of our directors; provided that upon the closing of a change of control of our company, the unvested portion of the director’s RSUs shall fully vest.
In January 2017, our board approved the amendment to our 2009 Equity Incentive Plan to modify and supersede the compensation arrangement for our nonemployee directors, other than Mr. Xie. The January 2017 amendment provides that beginning on the date of the 2017 Annual Meeting and on each date of the annual meeting of stockholders thereafter, each nonemployee director will be automatically granted an option to purchase 15,000 shares of our common stock, vesting monthly as to 1/12th of the shares of common stock subject to the stock option following the date of grant, contingent on the director’s continued service as one of our directors; provided that upon the closing of a change of control of our company, the unvested portion of the director’s options shall fully vest. In the event that a nonemployee director is appointed to the board other than at an annual meeting of stockholders, such nonemployee director will be automatically granted an option to purchase a pro rata number of shares of our common stock equal to 15,000 multiplied by a fraction equal to the number of days from the date of such person’s appointment until the anniversary of the most recent annual meeting of stockholders divided by 365. Such pro rata option award will vest monthly in a number of installments equal to the number of full months from the date of grant until the one year anniversary of the last annual meeting of stockholders, contingent on the director's continued service as one of our directors.
Accordingly, in February 2017, the compensation committee granted to each of Ms. Francis and Mr. Gold an option to purchase 14,014 shares of our common stock, vesting as to 1/11th of the shares monthly from the vesting commencement date.
In April 2017, in order to harmonize compensation across our nonemployee directors, the compensation committee approved the following:
•the grant of options to purchase 15,000 shares of our common stock to each of the following nonemployee directors who were members of the board prior to the 2016 annual meeting of stockholders held on November 17, 2016: Messrs. Chen, Cummins, Miller, Xie and Zaelit. The stock options were granted effective as of May 5, 2017, and vest as to 1/12th of the shares monthly from November 17, 2016, subject to the applicable director’s continuous service as a service provider of our company; and
•the grant of 5,000 RSUs to the following nonemployee directors: Messrs. Chen, Miller and Zaelit. The RSUs were granted effective as of May 5, 2017 and vest as to 100% of the shares on October 10, 2017, subject to the applicable director’s continuous service as a service provider of our company.
We do not have a formal policy of reimbursing directors, but we customarily reimburse them for travel, lodging and other reasonable expenses incurred in connection with their attendance at board of directors or committee meetings.
Employee directors are not compensated for their service as directors. Directors who are also employees are eligible to receive options, RSUs and shares of common stock under our 2009 Equity Incentive Plan at the discretion of the compensation committee or our board of directors.
The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors in fiscal 2017. The table excludes Dr. Jin, who is a named executive officer and did not receive any compensation from us in his role as a director in fiscal 2017.

Fiscal 2017 Director Compensation

Name	Fees Earned	RSU Awards(1)	Option Awards(1)	Total
Samuel Chen	$36,500	$43,000	$62,107	$141,607
Wes Cummins (2)	28,936	174,900	45,113	248,949
Karen Francis (3)	22,151	264,000	70,147	356,298
Richard Gold (4)	19,382	264,000	70,147	353,529
Douglas Miller	43,940	43,000	62,107	149,047
Richard Todaro (5)	4,583	—	—	4,583
Ken Xie	41,125	29,250	45,113	115,488
Joseph M. Zaelit	54,500	43,000	67,281	164,781
____________________

(1)
Amounts reflect the aggregate grant date fair value of awards during the fiscal year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. The fair value of each option grant is estimated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, refer to Note 8 to the consolidated financial statements contained in our Annual Report.

(2)	Mr. Cummins was appointed to the board of directors and the nominating and governance committee on August 24, 2016.

(3)	Ms. Francis was appointed to the board of directors and the compensation committee on December 12, 2016.

(4)
Mr. Gold was appointed to the board of directors on December 12, 2016 and resigned on August 8, 2017. In connection with his resignation, 40,000 unvested RSUs and 7,007 unvested stock options were automatically forfeited.

(5)
Mr. Todaro was appointed to the board of directors on September 23, 2015 and served as a member of the compensation committee and the nominating and governance committee from October 2015 and March 2016, respectively, until he resigned on August 24, 2016. In connection with his resignation and pursuant to a separation agreement entered into between Mr. Todaro and us on August 24, 2016, 1,381 RSUs were vested on August 24, 2016 pursuant to action by our board of directors, and the remaining 4,144 unvested RSUs were automatically forfeited.

(6)
At June 30, 2017, each non-employee director held the following unvested RSUs and stock options, including vested and unvested options, to purchase the following aggregate number of shares of our common stock:

Name	Aggregate Shares Subject to Unvested RSUs	Aggregate Shares Subject to Outstanding Options
Samuel Chen	5,000	37,466
Wes Cummins	30,000	15,000
Karen Francis	40,000	14,014
Richard Gold	40,000	14,014
Douglas Miller	9,201	23,300
Ken Xie	12,500	15,000
Joseph M. Zaelit	5,000	81,659

Stock Ownership Guidelines for Non-Employee Directors
Our board of directors adopted stock ownership guidelines on October 5, 2017 and these guidelines require that our non-employee directors and named executive officers be meaningfully invested in our stock and therefore be personally invested in our performance to ensure strong alignment with stockholder interests. Pursuant to these guidelines, our non-employee directors are required to own our equity securities equal in value to at least five times the amount of the non-employee directors’ annual base cash retainer for service on our board. Each new non-employee director will have five years from his or her first election to our board to comply with these guidelines and each current non-employee director will have five years from the date such guidelines were adopted to comply with these guidelines. These guidelines credit shares held outright by each non-employee director or such non-employee director’s immediate family members, shares held in trust for the benefit of each non-employee director or such non-employee director’s immediate family or other shares in which each non-employee director holds a beneficial interest. Shares subject to unexercised stock options, whether or not vested, and unvested RSUs, are not counted when determining ownership under the guidelines. For these purposes, shares are valued based upon the fair market value of the shares owned on the filing date of the proxy statement of our then-current fiscal year, or if higher, the value on the date of acquisition.
Each of our non-employee directors is in compliance with our stock ownership guidelines, or is expected to become compliant within five years following the adoption date of the guidelines. On August 31, 2017, the value of our non-employee directors’ holdings and their guidelines are shown below:

Non-Employee Directors	Value of Stock Holdings ($)	Stock Ownership Guidelines ($)
Samuel Chen	47,594,658	175,000
Wes Cummins	65,000	175,000
Karen Francis	16,250	175,000
Douglas Miller	18,213	175,000
Ken Xie	417,729	175,000
Joseph M. Zaelit	74,568	175,000
Required Vote
The two nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” each of the nominees named in this proxy statement.
Recommendation
Our board of directors recommends a vote “FOR” the election to the board of directors of each of the foregoing nominees.

PROPOSAL TWO
APPROVAL OF THE MATERIAL TERMS OF THE 2009 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the material terms of our 2009 Equity Incentive Plan (our “2009 Plan”) to enable certain incentive compensation under such plan to qualify as deductible “performance-based compensation” within the meaning of Internal Revenue Code (the “Code”) Section 162(m) (“Section 162(m)”). Stockholder approval of the 2009 Plan requires the affirmative vote of a majority of the votes cast at the 2017 Annual Meeting in person or by proxy. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2009 Plan.
Section 162(m) Performance-Based Compensation
If our stockholders approve its material terms, our 2009 Plan will continue to provide us with the potential benefit to take tax deductions associated with certain types of executive equity compensation. Stockholder approval of the 2009 Plan will allow us to continue to have the ability to grant awards that qualify as “performance-based compensation” under Section 162(m). Our stockholders last approved the 2009 Plan for purposes of allowing us to grant awards that qualify as “performance-based compensation” under Section 162(m) at our 2012 Annual Meeting of Stockholders. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and to our three other highest paid executives (other than our chief financial officer). However, certain types of compensation, including performance-based compensation, generally are excluded from this deductibility limit. A favorable vote for this proposal will allow us to deduct certain executive compensation in excess of $1 million and provide us with potentially significant future tax benefits and associated cash flow.
By approving the 2009 Plan, our stockholders will be approving its material terms. Our executive officers and directors have an interest in this proposal. Our 2009 Plan was last approved by our stockholders at our 2012 annual meeting of stockholders. Our 2009 Plan subsequently was amended on each of January 26, 2016, December 12, 2016, and January 27, 2017, to modify the terms of certain automatic grants of equity awards to our nonemployee directors, as described further below. Other than these changes to the automatic grants, no material amendments have been made to our 2009 Plan since stockholders last approved it in 2012.
We strongly believe that the approval of the material terms of the 2009 Plan is important to our continued success. The compensation committee of our board of directors believes that equity awards motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in us, and provide an effective means of recognizing employee contributions to our success. The compensation committee believes that equity awards are a competitive necessity in the environment in which we operate, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help us meet our goals, as well as rewarding and encouraging current employees. The compensation committee believes that the ability to continue to grant equity awards in a tax-efficient manner is important to our future success.
Description of the 2009 Plan
The following paragraphs provide a summary of the principal features of our 2009 Plan in its entirety and its operation. However, this summary is not a complete description of all of the provisions of the 2009 Plan and is qualified in its entirety by the specific language of the 2009 Plan.

In October 2009, our board of directors adopted, and in December 2009 our stockholders approved, our 2009 Plan. Our 2009 Plan was most recently amended and restated on January 27, 2017. A copy of the plan is attached as Appendix A to this proxy statement. The 2009 Plan became effective upon adoption by our board of directors and we began granting awards under the 2009 Plan when our initial public offering occurred in May 2010.
Purposes. The purposes of our 2009 Plan are to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to employees, directors and consultants; and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares as the plan administrator (as defined below) may determine.
Authorized shares. Subject to the adjustment provisions contained in the 2009 Plan, the maximum aggregate number of shares of our common stock (“Shares”) that may be issued pursuant to equity awards under our 2009 Plan was (i) 2,083,333 Shares, plus (ii) Shares that as of the date of our initial public offering, were reserved but not issued pursuant to any awards granted under our 1999 Stock Option Plan and were not subject to any awards granted thereunder, and (iii) any Shares subject to stock options or similar awards granted under the 1999 Stock Option Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1999 Stock Option Plan that are forfeited to or repurchased by us, with the maximum number of Shares to be added to the 2009 Plan pursuant to clauses (ii) and (iii) above equal to 6,089,029 Shares. Our 2009 Plan provides for an annual increase in the number of Shares available for issuance under the 2009 Plan on the first day of each of our fiscal years beginning with the 2012 fiscal year, by an amount equal to the least of: (a) 1,666,666 Shares; (b) 4% of the outstanding Shares on the last day of our immediately preceding fiscal year; or (c) such number as our board of directors may determine.
Shares may be authorized, but unissued, or reacquired Shares. Shares subject to awards under the 2009 Plan that we repurchase or that are forfeited due to failure to vest, expire or become unexercisable without being exercised in full, are surrendered pursuant to an exchange program (as defined below), as well as Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant under the 2009 Plan. Only Shares actually issued under a stock appreciation right award will cease to be available under the 2009 Plan. In addition, to the extent that an award is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the 2009 Plan. The maximum aggregate number of Shares that may be issued upon exercise of incentive stock options granted under the 2009 Plan will be equal to the number of Shares described in clauses (i) through (iii) in the paragraph immediately above, plus to the extent allowable under Code Section 422, any other Shares that become available under the 2009 Plan as described in this paragraph and under the other provisions described in the paragraph immediately above.
As of August 31, 2017, there were a maximum of 11,155,177 Shares reserved for issuance under our 2009 Plan, which includes the automatic increase in the Share reserve of 1,666,666 that occurred on July 1, 2017. As of August 31, 2017, options covering 4,970,120 Shares and restricted stock units covering 3,445,696 Shares were outstanding under the 2009 Plan, and 2,699,361 Shares remained available for issuance, until additional Shares become available under the next scheduled annual increase in fiscal year 2019 or additional Shares become available for issuance under the 2009 Plan as a result of Shares subject to equity awards granted under our 1999 Stock Option Plan that otherwise return to the 2009 Plan as described above. As of October 4, 2017, the per Share closing price of our common stock as quoted on the NASDAQ Global Select Market was $6.50.

Plan administration. Our board of directors, or our compensation committee, or other committee appointed by the board of directors administers the 2009 Plan. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the committee will consist of two or more “outside directors” within the meaning of Section 162(m). To make grants to certain officers and key employees intended to be an exempt transaction under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), the members of the committee must qualify as “non-employee directors” under Rule 16b-3.
Subject to the provisions of our 2009 Plan, the administrator has the power to make all determinations deemed necessary or advisable for administering the 2009 Plan. The administrator has the power to approve forms of award agreements for use under the 2009 Plan; to determine the recipients and the terms of awards, including the exercise price, if any, the number of Shares subject to each award, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable by the participant upon exercise of the award; and the form by which tax withholding obligations are satisfied in accordance with the 2009 Plan. The administrator also has the authority, subject to the terms of the 2009 Plan, to modify or amend existing awards and to prescribe rules and to construe and interpret the 2009 Plan and awards. The administrator may institute, and determine the terms and conditions of, an exchange program by which (i) outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, or (iii) the exercise price of outstanding awards is increased or reduced (an “exchange program”).
Eligibility. Incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, may be granted only to our employees and employees of any of our parent and subsidiary corporations. Nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares may be granted to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants. As of August 31, 2017, 788 employees (including seven executive officers) and six nonemployee directors were eligible to participate in the 2009 Plan, although all eligible participants do not actually receive grants under the 2009 Plan based upon current equity participation guidelines adopted by the compensation committee.
Award limitations. In any fiscal year of ours, no participant may receive options and stock appreciation rights covering an aggregate of more than 2,000,000 Shares, provided that the participant may receive options and stock appreciation rights covering up to an additional 2,000,000 Shares in our first fiscal year in which the participant begins service. In any fiscal year of ours, no participant may receive restricted stock, performance shares, and restricted stock units covering an aggregate of more than 1,500,000 Shares, provided that the participant may receive restricted stock, performance shares and restricted stock units covering up to an additional 1,500,000 Shares for our first fiscal year in which the participant begins service. In any fiscal year of ours, no participant may receive performance units with an aggregate initial value exceeding $2,000,000, provided that the participant may receive performance units with an aggregate initial value of an additional $2,000,000 in our first fiscal year in which the participant begins service.
Stock options. The administrator may grant incentive and/or nonstatutory stock options under our 2009 Plan. Each option is evidenced by an award agreement that specifies the exercise price, the term of the option, forms of consideration for exercise, and such other terms and conditions as the administrator determines, subject to the terms of the 2009 Plan. The per Share exercise price of options granted under our 2009 Plan must be at least equal to the fair market value of a Share on the date of grant, except in certain limited circumstances as set forth in the 2009 Plan. The maximum term of an option will be specified in its award agreement, provided that the term of an incentive stock option may not exceed 10 years. However, with respect to any participant who owns more than 10% of the total combined voting power of all classes of outstanding stock of ours or our parent or subsidiary corporations (a “10% holder”), the term of such incentive stock option may not exceed five years and the per Share exercise price must equal at least 110% of the fair market value of a Share on the grant date. Subject to the provisions of our 2009 Plan, the administrator determines the term of all other options. Generally, the fair market value of a Share is the closing sales price on the relevant date as quoted on the NASDAQ Global Select Market. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, the surrender of Shares, consideration received through a cashless exercise program implemented by the company, net exercise, or other consideration determined by the plan administrator. After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. In the absence of a period stated in the option agreement, the 2009 Plan provides that the option will remain exercisable for 12 months if termination is due to death or disability. In all other cases, in the absence of a period stated in the option agreement, the 2009 Plan provides that the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.
Stock appreciation rights. Stock appreciation rights may be granted under our 2009 Plan. A stock appreciation right allows the recipient to receive the appreciation in the fair market value of a Share between the exercise date and the date of grant. Each award of stock appreciation rights is evidenced by an award agreement that specifies the exercise price, the term of the award, the conditions of exercise, and such other terms and conditions as determined by the administrator, subject to the terms of the 2009 Plan. Subject to the provisions of our 2009 Plan, the administrator determines when the stock appreciation rights vest and become exercisable and whether to settle such awards in cash or with Shares of equivalent value, or a combination thereof, provided that the per Share exercise price for the Shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per Share on the date of grant. The general post-termination exercise periods applicable to options and described above apply to stock appreciate rights.
Restricted stock. Restricted stock may be granted under our 2009 Plan. Restricted stock awards are grants of Shares that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Each award of restricted stock will be evidenced by an award agreement that will specify the period of restriction, the number of Shares granted, and such other terms and conditions as determined by the administrator, subject to the terms of the 2009 Plan. Shares of restricted stock will vest and any restrictions on such Shares will lapse, in accordance with terms and conditions established by the administrator. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights and rights to dividends and other distributions with respect to such Shares upon grant without regard to vesting (except as described below), unless the administrator provides otherwise. Such dividends and other distributions paid in Shares, if any, will be subject to the same restrictions as the Shares of restricted stock on which they were paid. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to us. Unless otherwise determined by the administrator, a participant will forfeit any Shares of restricted stock as to which the restrictions have not lapsed prior to the date set forth in the applicable award agreement.

Restricted stock units. Restricted stock units may be granted under our 2009 Plan. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one Share. Each restricted stock unit award will be evidenced by an award agreement that specifies the number of restricted stock units subject to the award, any vesting criteria (which may include accomplishing specified performance criteria or continued service to us), form of payout, and other terms and conditions of the award, as determined by the administrator, subject to the terms of the 2009 Plan. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. A restricted stock unit award may be settled in cash, Shares, or a combination of both, as determined by the administrator.
Performance units/performance shares. Performance units and performance shares may be granted under our 2009 Plan. Performance units and performance shares are awards that will result in a payment to a participant if performance goals or other criteria established by the administrator are achieved or the awards otherwise vest. Each award of performance units or performance shares will be evidenced by an award agreement specifying the number of units or Shares (as applicable), any vesting conditions, the performance period, and other terms and conditions of the award, as determined by the administrator, subject to the terms and conditions of the 2009 Plan. The extent to which the performance goals or other vesting criteria (which may include continued service) as determined by the administrator are achieved will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of a Share on or before the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in Shares or in some combination of both.
Section 162(m) Performance Goals. Awards granted under the 2009 Plan that are intended to qualify as performance-based compensation under Section 162(m) will be granted in accordance with additional terms set forth in the 2009 Plan. The administrator in its discretion may make such awards subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement including: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total shareholder return, (x) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics.

The performance measures listed above may apply to either our company as a whole or, except with respect to stockholder return metrics, a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude or include any items otherwise includable or excludable under GAAP or under IASB Principles or any other objectively determinable items including, without limitation, (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture, or (c) the effect of any changes in accounting principles affecting our or a business unit’s, region’s, affiliate’s or business segment’s reported results.
Automatic director grants. Our 2009 Plan also provides for the automatic grant of awards to our nonemployee directors. Each nonemployee director appointed to our board of directors following the date of our IPO is automatically granted an equity award upon such appointment (the “initial award”), provided that a director who is an employee who becomes a nonemployee director will not be eligible to receive an initial award. On January 26, 2016, our 2009 Plan was amended to provide that each such initial award will be granted as restricted stock units covering 30,000 Shares that will be scheduled to vest as to 1/3rd of the Shares subject to the initial award on the first anniversary of the date such initial award is granted, and each of the two anniversaries thereafter, provided that the nonemployee director continues to serve as a member of our board of directors through each applicable vesting date. Prior to such amendment, our 2009 Plan as approved by our stockholders at our 2012 annual meeting of stockholders provided that an initial award would be granted as restricted stock units covering a number of Shares with a value of $40,000.
In addition, on December 12, 2016, and January 27, 2017, our 2009 Plan was amended to provide that, beginning on the date of this 2017 Annual Meeting and on the date of each annual meeting thereafter, each nonemployee director automatically will be granted an option to purchase 15,000 Shares (a “regular award”). A regular award is scheduled to vest in 12 equal monthly installments following the date the regular award is granted, provided that the nonemployee director continues to serve as a member of our board of directors through each applicable vesting date. Prior to such amendments, our 2009 Plan as amended on January 26, 2016, provided for a regular award to be granted as an option to purchase 8,300 Shares at our 2016 annual meeting of stockholders, and, as amended and approved by our stockholders prior to that at our 2012 annual meeting of stockholders, provided for a regular award to be granted as restricted stock units covering a number of Shares with a value of $20,000.
As amended on January 27, 2017, our 2009 Plan provides that in the event that a nonemployee director is appointed to our board of directors other than at an annual meeting, such non-employee director will be automatically granted an option to purchase that number of Shares equal to 15,000 multiplied by a fraction equal to the number of days from the date of such person’s appointment until the anniversary of the most recent annual meeting of stockholders divided by 365 (a “prorated award”), that will be scheduled to vest in a number of equal monthly installments following the date the prorated award is granted from the date of grant until the one year anniversary of the last annual meeting of our stockholders, provided that the nonemployee director continues to serve as a member of our board of directors through each applicable vesting date.

Each option award granted under the automatic grant provisions will have a per Share exercise price equal to 100% of the fair market value of a Share on the grant date of such option award. All awards granted under the automatic grant provisions will be subject to the other terms and conditions of the 2009 Plan. The administrator may change the terms of future automatic awards granted to our nonemployee directors including with respect to the number of Shares subject to the awards.
Transferability of awards. Unless the administrator provides otherwise, our 2009 Plan generally does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the recipient of an award may exercise such an award during his or her lifetime.
Certain adjustments. In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or our other securities, or other change in our corporate structure affecting the shares, to prevent diminution or enlargement of the benefits or potential benefits available under the 2009 Plan, the administrator will make adjustments, in order to prevent the reduction or enlargement of the benefits or potential benefits to be made available under our 2009 Plan, to the number and class of shares that may be delivered under the 2009 Plan and/or the number, class and price of shares covered by each outstanding award, the numerical share limits contained in our 2009 Plan, and the number of Shares pursuant to awards to be granted to nonemployee directors under the automatic grant provisions of our 2009 Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable before the proposed transaction, and all awards will terminate immediately prior to the completion of such proposed transaction.
Merger or change in control. Our 2009 Plan provides that in the event of a merger or change in control, as defined under the 2009 Plan, each outstanding award will be treated as the administrator determines, including, without limitation, that each award be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and all other terms and conditions met, and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The administrator will notify participants regarding the exercisability of their awards over such period. Awards that become exercisable for such period will then terminate upon the expiration of such period. If the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, then his or her awards will fully vest, all restrictions on such awards will lapse, all performance goals or other vesting criteria applicable to such awards will be deemed achieved at 100% of target levels and all other terms and conditions met, and such awards will become fully exercisable (if applicable).
Plan amendment, termination. Our board of directors has the authority to amend, alter, suspend or terminate the 2009 Plan at any time, provided that any action that impairs the existing rights of any participant will require the participant’s consent. Our 2009 Plan will automatically terminate in 2019, unless we terminate it sooner.
Clawback policy. In March 2016, our board of directors adopted a clawback policy (as described further under the caption “Executive Compensation —Compensation Discussion and Analysis —Clawback”). Our clawback policy may apply to certain awards payable under the 2009 Plan in accordance with the terms of such policy.

U.S. Federal Tax Information
The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Telenav of equity awards granted under the 2009 Plan. Tax consequences for any particular individual may be different.
Nonqualified Stock Options. A participant generally will not have taxable income when a nonqualified stock option with a per share exercise price equal to the fair market value of an underlying share on the date of grant is granted to the participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.
Incentive Stock Options. A participant generally will not have taxable income when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the exercise of the award may subject the participant to, or affect the determination of, the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain would be taxable as capital gain.
Stock Appreciation Rights. A participant generally will not have taxable income when a stock appreciation right with a base price per share equal to the fair market value of an underlying share on the date of grant is granted to the participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Other Awards. A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance units, or performance shares are granted. Instead, he or she generally will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.
Medicare Surtax. Beginning in 2013, a participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2009 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for Us. Stockholder approval of our 2009 Plan will allow us to continue to have the ability to grant awards that qualify as “performance-based compensation” within the meaning of Section 162(m). We generally will be entitled to a tax deduction in connection with an award granted under the 2009 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others) periodic stockholder approval of the 2009 Plan and its material terms, setting certain limits on the number of Shares subject to awards and, for awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. Our 2009 Plan has been designed to permit (but not require) the administrator to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby potentially permitting us to receive a federal income tax deduction in connection with such awards. Our stockholders last approved our 2009 Plan for purposes of allowing us to grant awards that qualify as “performance-based compensation” under Section 162(m) at our 2012 Annual Meeting of Stockholders. If stockholders approve the 2009 Plan, the 2009 Plan will remain in effect until 2019, unless earlier terminated by the Board, and will continue to enable us to provide “performance-based compensation” thereunder while it remains in effect.
Section 409A. Section 409A of the Internal Revenue Code (“Section 409A”) contains requirements applicable to nonqualified deferred compensation arrangements. Awards granted under the 2009 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND TELENAV WITH RESPECT TO THE GRANT AND VESTING OR EXERCISE OF AWARDS UNDER THE 2009 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

Plan Benefits
Automatic option grants to nonemployee directors under the 2009 Plan are determinable at this time. See “Election of Directors—Director Compensation” for a description of director compensation under the 2009 Plan. The following table sets forth fiscal 2018 compensation under the 2009 Plan for the persons or groups for whom an automatic RSU or option grant amount is determinable:

Name	Number of RSUs	Number of Stock Options
Samuel Chen	—	15,000
Wes Cummins	—	15,000
Karen Francis	—	15,000
Douglas Miller	—	15,000
Ken Xie	5,000	—
Joseph M. Zaelit (1)	—	15,000
New nonemployee director, to be determined	30,000	15,000
All current executive officers of the company as a group	—	—
All current directors who are not executive officers as a group	5,000	75,000
All employees (excluding executive officers) as a group	—	—
____________________
(1) Mr. Zaelit's grant of stock options will be pursuant to his consulting agreement that will become effective upon his retirement from our board of directors. See "Certain Relationships and Related Party Transactions — Consulting Agreement."

Number of Awards Granted to Employees, Consultants, and Directors
The number of awards that an employee, director, or consultant may receive under our 2009 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (1) the grant date fair value and aggregate number of Shares subject to options granted under the 2009 Plan during fiscal year 2017 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (2) the grant date fair value and aggregate number of performance or restricted stock units granted under the 2009 Plan during fiscal year 2017 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Name	Grant Date Fair Value of Stock Options(1)	Number of Shares Subject to Stock Options	Grant Date Fair Value of RSUs	Number of Shares Subject to RSUs
Dr. HP Jin	$297,612	180,000	$—	—
Michael Strambi	198,408	120,000	—	—
Philipp Kandal	149,823	90,000	1,260,000	140,000
Hassan Wahla	181,874	110,000	—	—
Salman Dhanani	198,408	120,000	—	—
All current executive officers as a group	1,356,805	820,000	1,366,560	154,000
All current directors who are not executive officers as a group	351,866	116,441	597,150	90,000
All employees (excluding executive officers) as a group	949,891	507,200	7,125,697	1,150,136
____________________
(1) For more information about the determination of the grant date fair value, see "Executive Compensation — Plan-Based Awards for Fiscal 2017."
Required Vote
Approval of the material terms of the 2009 Plan requires the affirmative “FOR” vote of a majority of the votes cast on the proposal at the 2017 Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the material terms of the 2009 Plan.
Recommendation
Our board of directors recommends a vote “FOR” the following resolution at the 2017 Annual Meeting:
“RESOLVED, that the Telenav stockholders approve the material terms of the 2009 Equity Incentive Plan.”

PROPOSAL THREE
APPROVAL OF THE MATERIAL TERMS OF OUR AMENDED AND RESTATED BONUS PLAN

On September 26, 2017, the compensation committee of our board of directors unanimously approved the Telenav, Inc. Amended and Restated Bonus Plan (the “Bonus Plan”) and directed that the Bonus Plan be submitted to stockholders at the Annual Meeting. Our stockholders are being asked to reapprove the material terms of our Bonus Plan in order to qualify payments under the Bonus Plan as performance-based in compensation for purposes of Section 162(m).
The purpose of the Bonus Plan is to increase shareholder value and the success of the Company by motivating certain executive officers and key employees to achieve objectively determinable performance milestones and to reward them when those performance milestones are achieved, following certification of the extent of such achievement by the compensation committee.
Stockholder approval of the Bonus Plan will allow us to continue to have the ability to provide cash incentive‑based compensation that qualifies as “performance-based compensation” under Section 162(m). Our stockholders last approved our Bonus Plan for purposes of allowing us to provide cash incentive‑based compensation that qualifies as “performance-based compensation” under Section 162(m) at our 2012 Annual Meeting of Stockholders. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and to our three other highest paid executives (other than our chief financial officer). However, certain types of compensation, including performance-based compensation, generally are excluded from this deductibility limit.
In order for compensation to qualify as performance-based, the plan under which the compensation is paid must (among other things) be approved by stockholders. By re-approving the Bonus Plan, the stockholders will be approving the material terms of the Bonus Plan (such as the eligibility requirements for participation in the Bonus Plan, performance measures upon which specific performance goals applicable to certain awards would be based, and limits on the compensation that could be made to participants), so that we may qualify performance‑based cash incentives made under the Bonus Plan as “performance-based compensation” under Section 162(m).
Description of the Performance Bonus Plan
The following paragraphs provide a summary of the main features of the Bonus Plan and its operation. However, this summary does not provide a complete description of all of the Bonus Plan’s provisions and is qualified in its entirety by the specific language of the Bonus Plan. A copy of the Bonus Plan is provided as Appendix B to this proxy statement.
Eligibility. Participants in the Bonus Plan are executive officers and key employees who are chosen solely at the discretion of our compensation committee. Our chief executive officer, all of our executive vice presidents and certain of our vice presidents are eligible to be considered for participation in the Bonus Plan. Since our executive officers are eligible to receive awards under the Bonus Plan, our executive officers have an interest in this proposal. No person is automatically entitled to participate in the Bonus Plan. We also may pay discretionary bonuses, or other types of compensation, outside of the Bonus Plan. As of August 31, 2017, approximately seven executive officers were eligible to participate in the Bonus Plan.

Purpose. The purpose of the Bonus Plan is to increase shareholder value and the success of the company by motivating participants to perform to the best of their abilities and to achieve our business objectives. If certain requirements are satisfied, bonuses issued under the Plan may qualify as deductible “performance-based compensation” within the meaning of Section 162(m).
Administration. The Bonus Plan is administered by the compensation committee. The Bonus Plan also permits a sub‑committee of the compensation committee to administer the Bonus Plan, provided that for payments intended to qualify as “performance-based compensation” within the meaning of Section 162(m) the administrator of the Bonus Plan will consist of no fewer than two members of our board of directors, who are not our employees and who qualify as “outside directors” within the meaning of Section 162(m). The compensation committee may delegate certain administrative tasks relating to the Bonus Plan to employees or other persons. The compensation committee has the discretionary authority to construe and interpret the terms of the Bonus Plan, and to determine the awards and the amount, manner and time of payment of any awards under the Bonus Plan. The compensation committee also may prescribe forms, procedures, rules, regulations and bylaws and take any actions as it determines necessary or desirable for the proper administration of the Bonus Plan. Our board of directors and compensation committee are generally indemnified by the company for any liability arising from claims relating to the Bonus Plan.
Determination of awards. Under the Bonus Plan, participants will be eligible to receive awards based upon the attainment and certification of certain performance criteria established by the compensation committee. The performance criteria the compensation committee may choose from may include one or more of the following: (i) cash flow (including operating cash flow or free cash flow) or cash flow margin, (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) gross margin, (v) operating margin, (vi) operating expenses or operating expenses as a percentage of revenue, (vii) earnings (which may include, without limitation, earnings before interest and taxes, earnings before taxes and earnings before income, taxes, depreciation and amortization), (viii) earnings per share, (ix) operating income, (x) net income, (xi) stock price, (xii) return on equity, (xiii) total stockholder return, (xiv) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xv) return on capital, (xvi) return on assets or net assets, (xvii) return on investment, (xviii) economic value added, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxiii) objective customer indicators (including, without limitation, a customer satisfaction rating), (xxiv) new product invention or innovation, (xxv) attainment of research and development milestones, (xxvi) improvements in productivity, (xxvii) attainment of objective operating goals, and (xxviii) objective employee metrics. The performance measures listed above may apply to either our company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, to a designated comparison group, and/or to another performance goal and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with IASB principles or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB principles or to include any items otherwise excludable under GAAP or under IASB principles.
Our compensation committee will appropriately adjust any evaluation of performance under a performance criteria to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s quarterly and annual reporting with the Securities and Exchange Commission for the applicable year, and (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.

Our compensation committee determines the performance period over which any performance will be measured under the Bonus Plan. Performance periods may be any fiscal quarter or fiscal year of the company, or such other longer period but not in excess of five fiscal years of the company. On or before the applicable deadline date for qualifying any awards intended to be “performance-based compensation” under Section 162(m), the compensation committee determines any target award and certain other terms of the awards for each participant as set forth in the Bonus Plan.
Payment of awards. After a performance period ends, the compensation committee will certify in writing the extent to which the specified performance goals actually were achieved. The actual award that is earned, if any, will be determined using an objective formula or payout matrix (which may differ from participant to participant) that increases or decreases the participant’s award based on the level of actual performance attained. The compensation committee has discretion to reduce or eliminate (but not to increase) the actual award otherwise payable to any participant based on actual performance. A participant is required to remain an employee through the payment date in order to be eligible to receive an award under the Bonus Plan, provided that if a participant dies or becomes disabled after a performance period is completed, then any unpaid bonus with respect to such performance period that otherwise would be payable to the participant subject to continued employment will become payable to the participant or his or her estate, as applicable (subject to the compensation committee’s discretion to reduce or eliminate the award).
All awards will be paid in cash as soon as is practicable following determination and certification of the award. The payment of an award may be deferred if (i) the compensation committee determines such deferral necessary or desirable to preserve the deductibility of such award under Section 162(m), or (ii) the applicable participant, with the compensation committee’s permission, elects to make such a deferral.
Maximum award. The amounts that will be paid pursuant to the Bonus Plan are not currently determinable. The maximum amount of bonus payment that any participant may receive under the Bonus Plan in any performance period is $3,000,000.
Amendment and termination. The compensation committee may amend, modify, suspend or terminate the Bonus Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or reconcile any inconsistency in the Bonus Plan or in any award granted under the Bonus Plan. However, in no event may such amendment or modification (i) impair any payments to participants made prior to such amendment, modification, suspension or termination, unless the compensation committee has made a determination that such amendment or modification is in the best interests of all persons to whom awards have theretofore been granted; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such award or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as performance-based compensation for purposes of Section 162(m). To the extent necessary or advisable under applicable law, including Section 162(m), Bonus Plan amendments will be subject to shareholder approval.
Clawback policy. In March 2016, our board of directors adopted a clawback policy (as described further under the caption “Executive Compensation —Compensation Discussion and Analysis —Clawback”). Our clawback policy may apply to certain amounts payable under the Bonus Plan in accordance with the terms of such policy.

U.S. federal income tax consequences. Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Bonus Plan payments satisfy the requirements of Section 162(m) or otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant. Bonus Plan payments have been structured to qualify for the short-term deferral exception to Section 409A of the Code, which regulates certain deferred compensation arrangements.
Awards to be Granted to Certain Individuals and Groups
Since awards under the Bonus Plan are determined based on actual future performance, it is not presently possible to determine the dollar amounts that will be received by participants in the Bonus Plan in fiscal 2018 or in future years. However, set forth below are the target awards approved by the compensation committee for our fiscal 2018. Payment of an actual award will be subject to the achievement of the pre-established performance goals.

Name	Dollar Value of Fiscal 2018 Target Award Under Bonus Plan
Dr. HP Jin, President, Chief Executive Officer	$380,000
Michael Strambi, Chief Financial Officer and Treasurer	189,000
Philipp Kandal, Senior Vice President, Engineering	191,655(1)
Hassan Wahla, Co-President and Co-General Manager, Automotive Business Unit	168,000
Salman Dhanani, Co-President and Co-General Manager, Automotive Business Unit	168,000
All current executive officers as a group	1,378,655
All current directors who are not executive officers as a group	—
Non-executive officers employee group	428,850
____________________
(1) All amounts for Mr. Kandal are stated in U.S. dollars. Mr. Kandal is paid in euro, and translation of compensation into U.S. dollars is calculated using the exchange rate of the U.S. dollar against the euro as of August 31, 2017. Due to variations in the exchange rates of the U.S. dollar against the euro, the U.S. dollar values included in this table do not reflect actual amounts for Mr. Kandal.
Required Vote
Approval of the material terms of our Bonus Plan requires the affirmative “FOR” vote of a majority of the votes cast on the proposal at the 2017 Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the material terms of our Bonus Plan.
Recommendation
Our board of directors recommends a vote “FOR” the approval of the material terms of our Bonus Plan.

PROPOSAL FOUR

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (the “Dodd-Frank Act”), enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 50 below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, the compensation committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Following is a summary of some of the key points of our fiscal 2017 executive compensation program. See the “Executive Compensation” section beginning on page 50 below for more information.

The compensation committee oversees the development and administration of our executive compensation program. In order to create long-term value for our stockholders, the executive compensation program is intended to achieve the following objectives:

•
Market Competitive: Provide a market-competitive level of total compensation opportunity to attract, retain, and motivate talented executive officers who have the ability to impact business performance.

•	Performance-Based: Establish an explicit link between compensation and the achievement of both overall business objectives and individual performance.

•	Long-term Focused: Promote a long-term focus for our named executive officers through incentive compensation.

•	Aligned with Stockholders: Align the interests and objective of our named executive officers and employees with furthering our growth and creating long-term stockholder value.

•	Equity Stake: Share the enterprise value created by our named executive officers and employees through distribution of equity to key employees or executive officers.

We believe that the information we have provided above and within the "Executive Compensation" section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.
Required Vote

Approval, on a non-binding advisory basis, of our executive compensation requires the affirmative “FOR” vote of a majority of the votes cast on the proposal at the 2017 Annual Meeting. As this is an advisory vote, the result will not be binding on us, the board of directors or the compensation committee, although our compensation committee will consider the outcome of the vote when evaluating our compensation principles, design and practices.
Recommendation

Our board of directors recommends a vote “FOR” the following resolution at the 2017 Annual Meeting:
“RESOLVED, that the Telenav stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Telenav’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

PROPOSAL FIVE

NON-BINDING ADVISORY VOTE ON FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As described in Proposal Four above, our stockholders are being provided the opportunity to cast an advisory vote on our named executive officer compensation program. The advisory vote on named executive officer compensation described in Proposal Four is commonly known as a “say-on-pay vote.”

This Proposal Five provides our stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual meetings of stockholders (or other meetings for which Telenav must include executive compensation information). Under this proposal, stockholders may vote to have the say-on-pay vote every year, every two years or every three years, or may abstain from voting on this proposal.

We believe that the say-on-pay vote should be conducted every year. While our compensation strategies are related to both the short-term and longer-term business outcomes, compensation decisions are made annually. An annual say-on-pay vote will give us more frequent feedback on our compensation disclosures and named executive officer compensation.
Required Vote

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Unless marked to the contrary, proxies received will be voted for every “ONE YEAR” as the frequency of holding future advisory votes on executive compensation. As this is an advisory vote, the result will not be binding on us, the board of directors or the compensation committee, although our compensation committee will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.
Recommendation

Our board of directors recommends a vote for the say-on-pay vote to occur every "ONE YEAR".

PROPOSAL SIX
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has appointed Grant Thornton LLP as the independent registered public accounting firm to audit our consolidated financial statements for fiscal 2018. Grant Thornton LLP has served as our independent registered public accounting firm since September 10, 2014. See “Principal Accounting Fees and Services.”
Notwithstanding Grant Thornton LLP's selection, the audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the 2017 Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Required Vote
Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2018 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Grant Thornton LLP.
Recommendation
Our board of directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2018.
Principal Accounting Fees and Services
The following table presents fees billed for professional services rendered to us by Grant Thornton LLP for fiscal 2017 and fiscal 2016. All of the services described in the following table were approved in conformity with the audit committee’s pre-approval process.

	Fiscal 2017	Fiscal 2016
Audit fees (1)	$1,450,736	$1,044,780
____________________

(1)
Audit fees consist of fees billed for professional services rendered for: (i) the audit of our annual consolidated financial statements and reviews of applicable SEC filings including Form 10-K; (ii) audit of our internal control over financial reporting; (iii) the reviews of our quarterly financial statements and of applicable SEC filings including Form 10-Q; and (iv) services rendered in connection with our Form S-8 filings and other items related to SEC matters.

Pre-Approval of Audit and Nonaudit Services
The audit committee pre-approves all audit and permissible nonaudit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee pre-approves services provided by the independent registered public accounting firm pursuant to its audit committee charter.

EXECUTIVE OFFICERS OF THE REGISTRANT
Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors, nominee or executive officers. The following table sets forth the names, ages (as of October 6, 2017) and positions of our executive officers:

Name	Age	Position
Dr. HP Jin	53	Chairman of the Board, President and Chief Executive Officer
Michael Strambi	56	Chief Financial Officer and Treasurer
Evan Berg	46	Vice President, Corporate Development and Strategy
Salman Dhanani	44	Co-President and Co-General Manager, Automotive Business Unit
Philipp Kandal	34	Senior Vice President, Engineering
Lily Toy	37	General Counsel and Secretary
Hassan Wahla	45	Co-President and Co-General Manager, Automotive Business Unit
Dr. HP Jin's biography can be found under "Proposal One: Election of Directors - Information Regarding Continuing Directors" on page 20.
Michael Strambi has served as our chief financial officer and treasurer since June 2012. From November 2009 to June 2012, Mr. Strambi served as our vice president of finance. From December 2008 to August 2009, Mr. Strambi served as vice president and chief accounting officer of Silver Spring Networks, Inc., a provider of smart grid services. From February 2008 to December 2008, Mr. Strambi served as chief financial officer of Metacafe, Inc., a provider of online video services. From February 2006 to February 2008, Mr. Strambi served as vice president of finance of MobiTV, Inc., a provider of mobile media solutions. From 2002 to 2006, Mr. Strambi served in various positions, the most recent of which was vice president, controller and treasurer, with Macromedia, Inc., a publicly traded provider of web publishing products and solutions that was acquired by Adobe Systems Incorporated. Mr. Strambi holds a B.S. in Business Administration with a concentration in Accounting from California State University, Sacramento and an M.B.A. in Finance from the University of Southern California.
Evan Berg has served as our vice president, corporate development and strategy since July 2013. Mr. Berg served as our senior director, business development from October 2012 to July 2013 and as our director, business development from September 2010 to October 2012. From February 2009 to February 2010, Mr. Berg served as senior director, corporate development of Avid Technology, Inc., a provider of an audio and video creation, protection and distribution platform.  From April 2008 to November 2008, Mr. Berg served as vice president, corporate and business development of Visible Measures Corp, acquired by AcuityAds, a platform provider to analyze and understand video engagement and insights.  From January 2006 to March 2008, Mr. Berg served as senior director, business and corporate development of Brightcove Inc., a provider of cloud solutions for delivering and monetizing video across all devices. From April 2000 to December 2005, Mr. Berg served in multiple roles, including senior director, business development, at Macromedia, Inc., a provider of web publishing products and solutions that was acquired by Adobe Systems Incorporated. From September 1996 to April 2000, Mr. Berg was a corporate attorney at Palmer and Dodge LLP, a law firm that merged with Lock Lord LLP.  Mr. Berg holds an M.B.A. and J.D. from Boston University and a B.A. in Political Science from the University of Rochester.

Salman Dhanani is a co-founder of our company and has served as our co-president and co-general manager, automotive business unit since January 2014. From January 2013 to January 2014, Mr. Dhanani served as our co-general manager of our automotive business and vice president of strategic partnerships. Mr. Dhanani served as our vice president, growth strategy and partnerships from July 2012 to January 2013, as our vice president, products from August 2010 to July 2012 and as our vice president, products and marketing from August 2009 to August 2010. Mr. Dhanani served as our executive director of marketing from March 2009 to July 2009 and as our senior director of marketing from November 1999 to February 2009. From January 1999 to November 1999, Mr. Dhanani served as a consultant at the McKenna Group, a strategy consulting firm. From July 1996 to December 1998, Mr. Dhanani served as an application engineer at Schlumberger Ltd., a technology consulting services company. Mr. Dhanani holds a B.S. in Electrical Engineering from the University of Washington.
Philipp Kandal has served as our senior vice president, engineering since January 2017. From October 2016 to January 2017, Mr. Kandal served as our vice president, engineering for automotive and OSM. From January 2014 to October 2016, Mr. Kandal served as our general manager, EU and head of OSM. From September 2008 to January 2014, Mr. Kandal served as co-founder and CTO of skobbler GmbH ("skobbler"), prior to our acquisition of skobbler. Mr. Kandal holds an M.B.A. from the University of Cologne.
Lily Toy has served as our general counsel and secretary since August 2017. Prior to that time, Ms. Toy served as our acting general counsel and secretary from January 2017 to July 2017, assistant general counsel from September 2016 to January 2017 and senior counsel from December 2010 to September 2016. Ms. Toy was previously an associate at K&L Gates LLP, Fenwick & West LLP and Shearman & Sterling LLP. Ms. Toy holds a J.D. from Cornell Law School and a B.A. in Economics and Legal Studies from the University of California at Berkeley.
Hassan Wahla has served as our co-president and co-general manager, automotive business unit since January 2014. From January 2013 to January 2014, Mr. Wahla served as our co-general manager of our auto business and vice president of business development. Mr. Wahla served as our vice president, business development and carrier sales from August 2009 to January 2013 and served as our executive director of business development from May 2005 to August 2009. From April 2003 to May 2005, Mr. Wahla served as a senior product manager at Nextel Communications, a publicly traded wireless communications company that merged with Sprint. From February 2002 to April 2003, Mr. Wahla served as vice president of business development of Wireless Multimedia Solutions, a wireless software platform company. From September 1999 to February 2002, Mr. Wahla served as director of business development at MicroStrategy, Inc., a publicly traded business intelligence software company. Prior to that time, Mr. Wahla served as a senior consultant at Maritime Power, a maritime equipment company. Mr. Wahla holds a B.S. in Industrial Engineering from Virginia Tech, an M.S. in Management from Stevens Institute of Technology and a Masters of International Affairs from Columbia University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers for fiscal 2017 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
Overview. The compensation committee of our board of directors is responsible for establishing, implementing and monitoring adherence with our compensation philosophy. The compensation committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable. Currently, we have seven executive officers. Details of our fiscal 2017 compensation for our named executive officers, who are our chief executive officer (CEO), chief financial officer (CFO), and three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2017, can be found in the section entitled “Executive Compensation—Fiscal 2017 Summary Compensation Table.” We provide types of compensation and benefits to our named executive officers similar to those we provide to our other executive officers and senior managers.
This section describes our compensation program for our executive officers. The discussion focuses on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders and explain how executive compensation is determined.
We last held an advisory vote on executive compensation at our 2014 annual meeting of stockholders, where our stockholders approved the proposal with over 99% of stockholder votes cast in favor of our executive compensation program. We are seeking another stockholder advisory vote on executive compensation at our 2017 Annual Meeting. See Proposal Four.

Although none of the compensation committee’s subsequent actions or decisions with respect to the compensation of our executive officers were directly attributable to the results of the vote, the compensation committee took the vote outcome into consideration in the course of its deliberations and expects to continue to do so with respect to future advisory votes concerning executive compensation.
Compensation Philosophy and Objectives. Our executive compensation program seeks to attract talented, qualified executives to manage and lead our company and to motivate them to pursue and achieve our corporate objectives. We have created a compensation program that includes short term and long term components, cash and equity elements, and performance contingent payments in proportions that we believe will provide appropriate incentives to reward and retain our executives.
Our philosophy towards executive compensation reflects the following principles:

•
Total compensation opportunities should be competitive. We believe that our total compensation programs should be competitive so that we can attract, retain and motivate talented executive officers who will help us to perform better than our competitors.

•
Total compensation should be related to our performance. We believe that a significant portion of our executive officers’ total compensation should be linked to achieving specified financial and business objectives that we believe will create stockholder value and provide incentives to our executive officers to work as a team.

•
Total compensation should be related to individual performance. We believe that executive officers’ total compensation should reward individual performance achievements and encourage individual contributions to achieve exceptional performance.

•
Equity awards help executive officers think like stockholders. We believe that each of our executive officer's total compensation should have a significant equity component because stock based equity awards help reinforce the executive officer’s long-term interest in our overall performance and thereby align the interests of the executive officer with the interests of our stockholders.

Based on this philosophy, we seek to reward our executive officers as and when we achieve our goals and objectives by giving significant weight to performance-based compensation. While ensuring that appropriate risk management measures are implemented by our executive officers, a significant portion of the compensation for our executive officers is at risk based on the achievement of established goals, which we believe aligns their interests with the interests of our stockholders.
Role of the Compensation Committee and Executive Officers in Setting Executive Compensation. The compensation committee has overall responsibility for determining the compensation of our executive officers, including our chief executive officer. Members of the compensation committee are appointed by the board of directors. During fiscal 2017, the members of our compensation committee were Messrs. Miller, Todaro (until August 2016), Xie and Zaelit, and Ms. Francis (after December 2016). Mr. Xie served as the chairman of the compensation committee until April 2017, at which time Mr. Miller became the chairman. In September 2017, Ms. Francis was appointed as chair of the compensation committee. Our board of directors determined that each member of our compensation committee was and remains an outside director for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), a nonemployee director for purposes of Rule 16b-3 under the Exchange Act and an independent director as that term is defined under the Financial Industry Regulatory Authority (“FINRA”) rules.
The compensation committee operates under a written charter adopted by the board of directors, which establishes the duties and authority of the compensation committee. Copies of our compensation committee charter are available on our website at http://investor.telenav.com/governance.cfm.
The fundamental responsibilities of our compensation committee are:

•
to provide oversight of our compensation policies, plans and benefit programs, including reviewing and making recommendations to our board of directors regarding compensation plans, as well as general compensation goals and guidelines for our executive officers and the board of directors;

•
to review and determine all compensation arrangements for our executive officers (including our chief executive officer) and to allocate total compensation among the various components of executive pay;

•	to review and approve all equity compensation awards to our executive officers (including our chief executive officer); and

•	to oversee and direct our equity compensation plans, including the 2009 Equity Incentive Plan and the 2011 Stock Option and Grant Plan, as applicable to all of our employees.
The compensation committee has the authority to engage the services of outside consultants, and it retained Compensia, Inc. (“Compensia”), an independent compensation consulting firm with substantial experience in the technology sector, as its compensation consultant to advise the compensation committee in matters related to executive and director compensation for fiscal 2017. Based on the consideration of the various factors as set forth in the rules of the SEC and NASDAQ Global Market, the compensation committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the compensation committee has raised any conflict of interest.
In determining each executive officer’s compensation, our compensation committee reviews our corporate financial performance and financial condition. The evaluation of individual performance is done by the compensation committee in the case of our chief executive officer, and by our chief executive officer in the case of other executives' compensation. Our chief executive officer meets with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executives. The compensation committee may modify individual compensation components for executives other than our chief executive officer after reviewing his recommendations. The compensation committee is not bound to and does not always accept our chief executive officer’s recommendations. The compensation committee also reviews the chief executive officer’s performance and confers with the full board of directors (excluding our chief executive officer). The compensation committee then makes all final compensation decisions for executive officers and approves any equity incentive awards for all of our executive officers. In addition, it is the compensation committee’s practice to consult with the independent members of the board of directors prior to making material changes to our compensation policies.
Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards are performed annually or more often as needed, or as the compensation committee deems appropriate. The compensation committee generally has the discretion to (i) increase, reduce or eliminate an executive officer’s bonus award and/or (ii) increase an executive officer’s base salary in connection with a promotion or increased responsibilities during the year in the event that it determines that circumstances warrant. With regard to the bonus plan, the compensation committee may in its sole discretion determine the amount of any reduction on the basis of such factors as it deems relevant. In addition, pursuant to the compensation committee charter, the compensation committee is authorized to take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance. There are no limits on the amounts of such modification. Base salaries may be decreased with the agreement of the executive officer.
Third Party Analysis of Compensation. Our compensation committee engaged Compensia to evaluate our current levels and types of compensation for executive officers and to recommend appropriate changes. Among other activities, Compensia:

•	assisted us in identifying a group of peer companies for purposes of comparing the levels of compensation for our CEO and other executive officers;

•	gathered and analyzed compensation data from those peer companies as well as from other available compensation surveys from similarly sized companies in relevant industries; and

•	assisted us in structuring awards as part of the equity incentive element of our compensation program, including assisting us in establishing appropriate amounts for equity incentive awards.
Compensia’s fiscal 2017 review concluded, and our compensation committee concurred, that:

•
Our base salary levels for fiscal 2017 placed our CEO at approximately the 20th percentile, and all of our other executive officers at approximately the 40th percentile of our peer and market survey companies;

•
Our total cash compensation for fiscal 2017 placed our CEO at approximately the 25th percentile, and all of our other executive officers at approximately the 45th percentile of our peer and market survey companies;

•
Our equity incentive awards for fiscal 2017 placed our CEO at approximately the 10th percentile, and all of our other executives at approximately the 30th percentile (with significant variation by individual executive officer), of our peer and market survey companies on a grant value basis;

•	Our equity mix was more heavily weighted towards stock options than peer company practice in fiscal 2017;

•
Our target total direct compensation for fiscal 2017 placed our CEO at approximately the 10th percentile, and all of our other executives at approximately the 40th percentile (with variation by individual executive officer), of our peer and market survey companies; and

•	Our overall compensation levels consider not only the peer and market survey company compensation levels but also reflect the unique job scope performed by many of the executives.
Compensia used our previously approved peer group companies and recommended revisions to our peer group to match our size, organization complexity and growth. Primary factors considered in revising the current peer list were company type, business focus, revenue and growth, market capitalization, and location. Changes to the current peer list included the removal of companies that had been acquired, and the addition of certain software and software-as-a-service companies that match our size, complexity and growth.
For purposes of our fiscal 2017 compensation decisions, the peer group companies recommended by Compensia and approved by our compensation committee were as follows:

• A10 Networks	• KVH Industries
• Aerohive Networks	• Limelight Networks
• Apptio	• LivePerson
• Bazaarvoice	• MobileIron
• Brightcove	• QAD
• Carbonite	• QuinStreet
• Digi International	• RealNetworks
• Glu Mobile	• Silver Spring Networks
• Guidance Software	• YuMe

The compensation committee intends to continue to evaluate the compensation levels of similarly situated executives at our peer group companies to determine whether our executive compensation program is market competitive. In addition, the compensation committee also will continue to review, with assistance from Compensia, the list of peer group companies to ensure they each are appropriate for executive compensation comparisons.
Components of Executive Compensation. Our executive compensation program consists of the following principal components: base salary; an annual cash bonus plan; and long-term equity-based incentive awards. We believe that each of these individual components is useful in achieving one or more of the objectives of our program. Together, we believe these components have been effective in achieving our overall compensation objectives.

•	Base salary is used to retain employees, reflect differences in job scope and compensate for significant differences in responsibilities.

•
Cash bonuses are used to encourage executives to deliver on short term corporate financial and operating goals and individual objectives, and to ensure that a meaningful portion of compensation is based upon short-term performance in accordance with our performance-based pay philosophy.

•	Equity awards are used to balance executives’ short term thinking with a longer term perspective, reward for innovation, promote alignment with stockholder interests and attract and retain key talent.
Each executive officer's total compensation may vary from year to year based on our financial results and individual performance.
Weighting of Compensation Components. We do not use predefined ratios in determining the allocation of compensation between base salary, bonus and equity components. Rather, we set each executive’s total compensation based on market conditions, geographic considerations, competitive market data and other factors that our compensation committee, in its sole discretion, determines are appropriate. Our executive compensation policies apply equally to all of our executive officers, including our named executive officers. Differences in compensation levels among our executives generally reflect differing skills, experience, responsibilities and relative contributions.

The specifics of each compensation element are as follows:
Base Salary. We pay an annual base salary to each of our executives in order to provide them with a fixed rate of cash compensation during the year.
The compensation committee held the base salaries of our executive officers constant for fiscal 2017 consistent with cost reduction efforts of our company. Base salaries for the executive officers were as follows:

Executive Officer	Fiscal 2017 Base Salary ($)
Dr. HP Jin, President, Chief Executive Officer	$351,500 (1)
Michael Strambi, Chief Financial Officer and Treasurer	300,000
Philipp Kandal, Senior Vice President, Engineering	275,994 (2)
Hassan Wahla, Co-President and Co-General Manager, Automotive Business Unit	265,000
Salman Dhanani, Co-President and Co-General Manager, Automotive Business Unit	245,125 (1)
____________________

(1)
In the first nine months of fiscal 2017, Dr. Jin and Mr. Dhanani maintained their 10% voluntary pay reductions from their base salaries of $380,000 and $265,000, respectively. On April 28, 2017, the Compensation Committee approved the reinstatement of the full base salary for Dr. Jin and Mr. Dhanani effective as of April 1, 2017.

(2)
Mr. Kandal, who is based in Europe, became an executive officer in January 2017 and has a base salary of €268,791. Translation of salary into U.S. dollars is calculated using the average quarterly exchange rate of the U.S. dollar against the euro. Due to variations in the exchange rates of the U.S. dollar against the euro, the U.S. dollar value included in this table does not reflect actual amount for Mr. Kandal.

Bonus Plan. We strive to tie a substantial part of each executive officer’s compensation to our performance. To this end, we established a formal bonus plan (the “Bonus Plan”) that provides for performance-based cash bonus targets for our employees, including each of our executive officers.
Our compensation committee approves the target bonus award for our executive officers with input from our chief executive officer (except with respect to his own target bonus award, which is determined by our compensation committee, in its sole discretion). The target bonus awards are based on external and internal benchmarking for each executive officer. Our Bonus Plan is designed to place a portion of total compensation at risk for each executive officer, consistent with our goal of improving strategic execution. The amount of each individual executive officer’s target bonus has been set as a percentage of his/her annual salary and is set forth in the table below:

Executive Officer	Fiscal 2017 Target Bonus (% of Base Salary)	Fiscal 2017 Target Bonus Amount ($)
Dr. HP Jin, President, Chief Executive Officer	100%	$380,000(1)
Michael Strambi, Chief Financial Officer and Treasurer	60%	180,000
Philipp Kandal, Senior Vice President, Engineering	100%(2)	274,879(2)
Hassan Wahla, Co-President and Co-General Manager, Automotive Business Unit	60%	159,000
Salman Dhanani, Co-President and Co-General Manager, Automotive Business Unit	60%	159,000(1)
____________________

(1)
In the first nine months of fiscal 2017, Dr. Jin and Mr. Dhanani maintained their 10% voluntary pay reductions from their base salaries of $380,000 and $265,000, respectively. Accordingly, their target bonuses were also voluntarily reduced by 10%.

(2)
Mr. Kandal became an executive officer in January 2017. Mr. Kandal, who is based in Europe, was not subject to the performance-based bonus plan during fiscal 2017 and was entitled to a fixed retention bonus amount of €253,217. Mr. Kandal is expected to participate in the executive performance-based bonus plan for fiscal 2018. Amount is stated in U.S. dollars. For payment in total or in part in currencies other than the U.S. dollar, translation of compensation into U.S. dollars is calculated using the average quarterly exchange rate of the U.S. dollar against the euro. Due to variations in the exchange rates of the U.S. dollar against the euro, the U.S. dollar value included in this table does not reflect actual amount for Mr. Kandal.

Our compensation committee has sole authority to approve earned bonus awards under the Bonus Plan for executives. In addition, the compensation committee has discretion to reduce or eliminate the earned bonus awards under the Bonus Plan regardless of performance. The compensation committee may also approve payments of bonuses outside the Bonus Plan regardless of whether performance targets have been achieved.
Performance targets under the Bonus Plan are subject to minimums and maximums, and bonuses earned may be subject to predetermined accelerators and decelerators (but in any case the total bonus earned may be no greater than 150% of the target amount). Our chief executive officer also has the discretion to recommend to the compensation committee an increase or decrease, up to 15%, in the bonus earned by an executive officer (other than himself), which is subject to approval by the compensation committee.
The actual bonuses earned under the Bonus Plan, if any, are based on our achievement of certain corporate and business unit Key Performance Indicators (“KPIs”). Actual bonuses earned are based on the computation of point values achieved on corporate and business unit KPIs and may exceed the target bonus awards depending on achievement of these KPIs.
For fiscal 2017, the target bonus awards for our executive officers, excluding Mr. Kandal who did not participate in the Bonus Plan for fiscal 2017, were based entirely on two corporate KPIs measured for fiscal 2017, with each KPI comprising 50% of the weighted overall KPI achievement. The KPIs were derived from our operating plan covering fiscal 2017 and were based on management’s evaluation of, among other things, growth opportunities, customer feedback and demand projections, historical revenue and trends, industry trends and the economic environment. The KPIs provided for opportunities to over perform our underlying fiscal 2017 operating plan, which management viewed as challenging but not unattainable. Our fiscal 2017 operating plan is an internal, nonpublic financial plan approved by our board of directors in fiscal 2017, and our performance relative to the operating plan is reviewed with our board of directors at each board meeting, as well as reviewed and compared against actual results by management on a monthly basis.
The fiscal 2017 corporate KPIs included billings and adjusted EBITDA on billings. Billings measure revenue recognized plus the change in deferred revenue from the beginning to the end of the period. We consider billings to be a useful metric for management and investors because billings drive revenue and deferred revenue, which are important indicators of the viability of our business. Adjusted EBITDA measures our GAAP net loss excluding the impact of stock-based compensation expense, depreciation, amortization, interest and other income (expense), provision for income taxes, and other items such as legal settlement and contingencies. We further add the change in deferred revenue to, and subtract the change in deferred costs from, adjusted EBITDA to calculate adjusted EBITDA on billings. Our fiscal 2017 corporate billings KPI target was $220.0 million. Actual fiscal 2017 corporate billings were $233.6 million, or 106% of target, resulting in a fiscal 2017 corporate billings KPI achievement of 122% due to acceleration resulting from over achievement. Our fiscal 2017 corporate adjusted EBITDA on billings KPI target was $(12.5) million. Actual fiscal 2017 corporate adjusted EBITDA on billings was $(6.1) million, or 151% of target, resulting in a fiscal 2017 corporate adjusted EBITDA on billings KPI achievement of 150%. The fiscal 2017 weighted KPI achievement for our combined billings and adjusted EBITDA on billings KPI targets was 136%.

Our weighted fiscal 2017 KPI achievement for executives was calculated based upon weighting percentages assigned to actual KPI achievements for fiscal 2017 corporate KPIs. Our chief executive officer recommended, and our compensation committee agreed to the following adjustments to fiscal 2017 KPIs: (1) downward adjustment of the fiscal 2017 corporate billings KPI achievement from 122% to 104% to exclude automotive billings on low margin service units, automotive billings related to low margin Europe map updates, and automotive billings grossed up due to a foreign withholding tax, and (2) downward adjustment of the fiscal 2017 corporate adjusted EBITDA on billings KPI achievement from 150% to 98% to exclude a favorable legal expense variance due to settlement of a matter, favorable capitalization of deferred development costs, and the impact from a foreign withholding tax.  In connection with the foregoing adjustments, our weighted fiscal 2017 corporate KPI achievement was adjusted from 136% to 101%.

We paid a nonrecoupable portion of the target bonus to executive officers, in the third quarter of fiscal 2017, which amount did not exceed 30% of each named executive officer's target bonus. The amount was based on performance during the first two quarters of fiscal 2017 as a progress payment under the Bonus Plan. Such portion of the target bonus was only paid after determining that the amount of the payments would not exceed the amount of bonus that would be expected to be paid for the fiscal year based on the KPIs achieved and would not have been recoupable in the event KPIs for fiscal 2017 were not achieved at the end of the fiscal year. Such bonus payments are still subject to our clawback policy. Any final payment of bonuses under the Bonus Plan is paid out net of the nonrecoupable portion paid.

Retention Bonus. For fiscal 2017, Mr. Kandal did not participate in the Bonus Plan, given that he became an executive officer in January 2017, and instead he received a retention bonus.
Long Term Incentives. We grant equity-based incentives to employees, including our executive officers, in order to align employee interests with stockholder interests. Our long term equity compensation program consists of stock options issued under our 2009 Equity Incentive Plan, as well as RSUs issued under our 2009 Equity Incentive Plan. We also grant equity incentives to persons who were not employed by us prior to October 10, 2012 under our Amended and Restated 2011 Stock Option Plan (the “2011 Plan”). None of our executive officers received grants under our 2011 Plan in fiscal 2017. Our compensation committee grants equity incentives to our executive officers to enable them to participate in any long term appreciation in our stockholder value. Additionally, these equity incentives provide a means of retaining our executive officers since the options typically vest monthly over a period of four years and the RSUs typically vest annually over a period of four years.
Generally, we have granted equity awards following an executive officer’s start date. The initial equity award to each executive officer was principally based on the prevailing range of our other executives with consideration given to the nature of the job and the individual’s experience, as well as the current market conditions relating to equity ownership of officers in similar positions at our peer group companies. We believe our executive officers’ equity positions as a percentage of total common shares outstanding are at or above median compared to both public and private companies of our size. Furthermore, Dr. Jin and Mr. Dhanani, our co-founders, hold significant equity positions as a percentage of total common stock outstanding.

Beginning in fiscal 2013, as a result of market factors, we altered our approach to employee equity compensation by granting RSUs, as well as stock options, to employees, including our executive officers, in order to ensure that the recipient receives value for the shares regardless of fluctuations in our stock price, align the recipient’s interests with those of our stockholders, and be competitive with market practices in the Silicon Valley. We will continue to evaluate the effectiveness of both RSUs and stock options with respect to our executive officers' total compensation. In January 2016, our compensation committee resolved to only grant stock options to executive officers in fiscal 2016, which resulted in all equity grants to executive officers (except Mr. Kandal who became an executive officer in January 2017) in early fiscal 2017 to be in the form of stock options as well. Our compensation committee believed that granting options would link executive officers’ compensation to the creation of stockholder value.
Our compensation committee does not have any specific policy regarding the timing of equity awards; however, equity awards have generally been granted to our executive officers on an annual basis following our fiscal year end financial results, and from time to time as determined by our compensation committee. Our chief executive officer and our head of human resources have historically proposed an aggregate pool of shares to be allocated among participating officers and employees worldwide and approved, with respect to each individual equity award grant, by the compensation committee or the board of directors, as the case may be. In setting the size of the proposed aggregate equity award pool, our chief executive officer takes into consideration the impact of the size of the pool on share dilution, employee motivation, employee retention, expected hiring and accounting charges. The proposals have included a division of the award pool based on a grant matrix determined by employee level. The board of directors or the compensation committee, as the case may be, has reviewed and discussed the award pool and approves the final grants, if any, for each individual executive officer. If a proposed grant differs materially from the grant matrix, our chief executive officer would provide the compensation committee or the board of directors, as the case may be, with an explanation or justification for such proposal. The board of directors, without Dr. Jin participating, or compensation committee, as the case may be, also determined the size of the option and RSU grants, if any, to be granted to Dr. Jin, our chief executive officer.
It has been our practice to grant additional equity awards to employees, including our executive officers, when the board of directors or the compensation committee, as the case may be, believe additional unvested equity incentives are appropriate as a retention incentive. In making its determination concerning additional equity awards to our executive officers, the board of directors or the compensation committee, as the case may be, has also considered, among other factors, individual performance, the size and terms of the individual’s outstanding equity grants and third party compensation analysis from Compensia.
In determining equity incentive awards for our executive officers in fiscal 2017, the compensation committee reviewed Compensia’s analysis of equity compensation practices within the initial comparable companies (as described above under the caption “Executive Compensation—Compensation Discussion and Analysis—Third Party Analysis of Compensation”), the current unvested equity position of each of our executive officers, and the current value of outstanding equity awards held by our officers.
In the course of making its September 2016 determinations, the compensation committee consulted with our chief executive officer to obtain his input and suggestions concerning proposed compensation adjustments for executive officers reporting to him. The compensation committee also discussed with our chief executive officer proposals relating to his equity compensation, but our chief executive officer did not participate in any deliberations concerning his equity compensation.

In September 2016, our compensation committee approved the following annual grants of equity awards on the terms set forth in the table below:

Name	Option Awards(1)	RSU Awards
HP Jin	180,000	—
Michael Strambi	120,000	—
Philipp Kandal (2)	—	—
Salman Dhanani	120,000	—
Hassan Wahla	110,000	—
____________________

(1)
1/48th of the shares underlying each of the forgoing options vest each month beginning one month from the vesting commencement date on the same day of the month as the vesting commencement date or, if there is no corresponding day, on the last day of the month, subject to the optionee’s continuous status as a service provider.

(2)
Mr. Kandal became an executive officer in January 2017. Our compensation committee approved the grant to Mr. Kandal of 90,000 stock options, with the same terms as those awards set forth above, in November 2016 and 140,000 RSUs in February 2017. With respect to the RSUs, 1/4th of the shares underlying an RSU award will vest on each anniversary of the vesting commencement date, subject to Mr. Kandal’s continuous status as a service provider.

Clawback. In March 2016, our board adopted a clawback policy. Under the clawback policy, an executive officer who is involved in wrongful conduct that causes or partially causes a restatement of our financial statements must repay to our company up to the full amount of any incentive compensation (including cash incentive amounts and equity awards) paid to the executive officer within the prior three years, based on the financial statements that were subsequently restated.

Benefits. Our U.S.-based executive officers participate in our standard benefit plans, which are offered to all full time U.S.-based employees and include our 401(k) plan. We maintain a 401(k) retirement plan which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our U.S.-based employees are eligible to participate in the 401(k) plan as of the first day of the first full calendar month following the start of their employment. The 401(k) plan provides a salary deferral program pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,000 in 2017 and contribute the withheld amount to the 401(k) plan. Participants over age 50 may elect to make additional elective deferral contributions, or catch-up contributions, in the statutorily prescribed limit equal to $6,000 in 2017. We may, in our sole discretion, make discretionary profit sharing and/or matching contributions to the 401(k) plan on behalf of our employees who are eligible to participate in the 401(k) plan. To date, we have not made any profit sharing contributions but, beginning in July 2006, we began matching employee contributions to the 401(k) plan with up to 4% of an employee’s salary, subject to certain vesting conditions. Effective January 1, 2016, we capped the matched contribution amount at $8,000 for each employee.
Our U.S.-based executive officers have the opportunity to participate in our health and welfare benefit programs which include a medical program, a dental program, a vision program, life insurance, disability insurance, and flexible spending accounts for our U.S.-based employees. These benefits are the same as those offered to all other full time U.S.-based employees. Through our benefit programs, each of our named U.S.-based executive officers received group term life insurance equivalent to 100% of his annual base salary.

Mr. Kandal is an employee of our German subsidiary, Telenav GmbH. Mr. Kandal is provided with a $60,000 annual housing allowance when in California, certain air travel class accommodations, and tax advisory and housing-related services. See the “All Other Compensation” column of the summary compensation table in this section.
Stock Ownership Guidelines for Executive Officers. Our board of directors adopted stock ownership guidelines on October 5, 2017 and these guidelines require that our non-employee directors and named executive officers be meaningfully invested in our stock and therefore be personally invested in our performance to ensure strong alignment with stockholder interests. Pursuant to these guidelines, our chief executive officer is required to own our equity securities equal in value to at least six times the amount of his annual base salary and each of the other named executive officers is required to own our equity securities equal in value to at least 1.5 times the amount of his or her annual base salary. Each new named executive officer will have three years from his or her first election to be our named executive officer to comply with these guidelines and each current named executive officer will have three years from the date such guidelines were adopted to comply with these guidelines. These guidelines credit shares held outright by each named executive officer or such named executive officer’s immediate family members, shares held in trust for the benefit of each named executive officer or such named executive officer’s immediate family or other shares in which each named executive officer holds a beneficial interest. Shares subject to unexercised stock options, whether or not vested, and unvested RSUs are not counted when determining ownership under the guidelines. For these purposes, shares are valued based upon the fair market value of the shares owned on the filing date of the proxy statement of our then-current fiscal year, or if higher, the value on the date of acquisition.
Each of our named executive officers is in compliance with our stock ownership guidelines, or is expected to become compliant within three years following the adoption date of the guidelines. On August 31, 2017, the value of named executive officers’ holdings and their guidelines are shown below:

Executive Officer	Value of Stock Holdings ($)	Stock Ownership Guidelines ($)
Dr. HP Jin	9,001,551	2,280,000
Michael Strambi	300,287	450,000
Salman Dhanani	2,337,881	397,500
Philipp Kandal	644,670	477,144
Hassan Wahla	527,612	397,500
Accounting and Tax Considerations. Section 162(m) limits the amount of compensation paid to our chief executive officer and to each of our three other most highly compensated officers, other than the chief financial officer, that may be deducted by us for federal income tax purposes in any fiscal year to $1,000,000 per person, unless certain exemption requirements are met. Certain performance-based compensation that has been approved by our stockholders is not subject to the $1,000,000 deduction limit. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. In addition, while the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions. We may from time to time pay compensation to our executive officers, however, that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance.

Employment Agreements. From time to time, our board of directors may consider the possibility of an acquisition of us by other companies or other change of control transactions. We recognize that such consideration can be a distraction to our executive officers and could cause them to consider alternative employment opportunities. Our compensation committee believes that providing severance and change of control benefits to our executive officers is imperative to ensure their continued dedication and objectivity, notwithstanding the possibility of a change of control, to provide them with an incentive to continue employment and motivate them to maximize stockholder value in the event of a change of control, and to provide them with enhanced financial security. Under the agreements approved by our compensation committee, each of our executive officers will be entitled to receive certain severance benefits upon certain qualifying employment termination events, including enhanced severance benefits if the employment termination occurs in connection with a change of control.
See the section entitled “Executive Compensation—Employment Agreements” or “Executive Compensation—Potential Payments Upon Termination or Change of Control” for a further description of agreements with and the tables setting forth the potential payments to be made to each named executive officer and definitions of key terms under these agreements.

Compensation Committee Report
The compensation committee oversees our compensation policies, plans and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Karen Francis (Chair)
Douglas Miller
Ken Xie

Fiscal 2017 Summary Compensation Table
The following table provides information regarding the compensation of our principal executive officer, principal financial officer, and each of our three other most highly compensated persons serving as executive officers as of June 30, 2017. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary		RSU Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)		All Other Compensation		Total
Dr. HP Jin President, Chief Executive Officer	2017 2016 2015	$351,500 342,000 342,000	(3) (3) (3)	$— 490,000 —	$297,612 391,027 164,115	$355,015 290,700 313,196	(5)	$9,115 8,897 11,651	(4) (4) (4)	$1,013,242 1,522,624 830,962
Michael Strambi Chief Financial Officer and Treasurer	2017 2016 2015	300,000 300,000 300,000		— 210,000 246,000	198,408 210,553 120,351	181,800 165,590 177,000		10,193 11,637 11,333	(4) (4) (4)	690,401 897,780 854,684
Philipp Kandal (6) Senior Vice President, Engineering	2017	275,994		1,260,000	149,823	274,879		99,130	(7)	2,059,826
Hassan Wahla Co-President and Co-General Manager, Automotive Business Unit	2017 2016 2015	265,000 265,000 265,000		— 210,000 147,600	181,874 210,553 109,410	160,590 141,499 187,620		15,297 11,054 10,802	(8) (4) (4)	622,760 838,106 720,432
Salman Dhanani Co-President and Co-General Manager, Automotive Business Unit	2017 2016 2015	245,125 238,500 238,500	(3) (3)(3)	— 420,000 147,600	198,408 360,948 131,292	148,546 127,349 168,858		8,803 10,990 10,085	(4) (4) (4)	600,882 1,157,787 696,335
____________________

(1)
Amounts reflect the aggregate grant date fair value of RSUs and options awarded during the fiscal year computed in accordance with FASB ASC Topic 718, and are not necessarily an indication of which named executive officers received the most gains from previously granted equity awards. The fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. The fair value of each option grant is estimated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, refer to Note 8 to the consolidated financial statements contained in our Annual Report.

(2)	The amounts in this column represent total performance-based bonuses earned pursuant to (i) our fiscal 2015 Bonus Plan, (ii) our fiscal 2016 Bonus Plan, and (iii) our fiscal 2017 Bonus Plan.

(3)	Amounts reflect a 10% voluntary pay reduction from base salary taken by Dr. Jin and Mr. Dhanani. The compensation committee approved the reinstatement of the full base salary effective April 1, 2017.

(4)	Amounts represent 401(k) matching contributions and life insurance premiums paid by us.

(5)	Amounts reflect a voluntary reduction of the payment of the non-equity incentive plan compensation from 92% as approved by the compensation committee to 85%.

(6)
Mr. Kandal, who is based in Europe, became an executive officer in January 2017. Accordingly, only information for fiscal 2017 is provided with respect to Mr. Kandal. All amounts are stated in U.S. dollars. For payment in total or in part in currencies other than the U.S. dollar, translation of compensation into U.S. dollars is calculated using the average quarterly exchange rate of the U.S. dollar against the euro (in the case of amounts set forth in the salary, non-equity incentive compensation and all other compensation columns) and the Romanian leu (in the case of certain of the amount set forth in the all other compensation column). Due to variations in the exchange rates of the U.S. dollar against the euro and the Romanian leu, the U.S. dollar values included in this table do not reflect actual amounts for Mr. Kandal.

(7)
Amount represents an allowance of $60,000 for housing when Mr. Kandal is in California, air travel class accommodations of $32,923, and tax consulting and other housing-related services totaling $6,207.

(8)	Amount represents 401(k) matching contributions and life insurance premiums paid by us, as well as an automobile leased for Mr. Wahla's use.

Grants of Plan-Based Awards for Fiscal 2017
The following table provides information regarding bonus and equity grant awards to each of our named executive officers during fiscal 2017.

Name	Grant Date	Non-Equity Incentive Plan Earnings(1)	All Other Option Awards: Number of Securities Underlying Options	All Other Equity Awards RSUs(2)	Exercise or Base Price of Option Awards (per share)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Dr. HP Jin	—	$355,015	—	—	$—	$—
	9/15/2016	—	180,000	—	5.14	297,612
Michael Strambi	—	181,800	—	—	—	—
	9/15/2016	—	120,000	—	5.14	198,408
Philipp Kandal	—	274,879 (5)	—	—	—	—
	11/4/2016	—	90,000	—	4.80	149,823
	2/3/2017	—	—	140,000	9.00	1,260,000
Hassan Wahla	—	160,590		—	—	—
	9/15/2016	—	110,000	—	5.14	181,874
Salman Dhanani	—	148,546	—	—	—	—
	9/15/2016	—	120,000	—	5.14	198,408
____________________

(1)
Except for Mr. Kandal, the amounts in this column represent total performance-based bonuses earned pursuant to our 2017 Bonus Plan as further described in the section titled “Executive Compensation—Compensation Discussion and Analysis.” The target award is calculated on a specified percentage of the base salary. For more information regarding the amounts paid to our executive officers under our 2017 Bonus Plan, see the section titled “Executive Compensation—Fiscal 2017 Summary Compensation Table.”

(2)	Represents RSUs granted under our 2009 Equity Incentive Plan on the date set forth in this table.

(3)	Based on the fair market value per share of our common stock as of the date of grant.

(4)
Amounts reflect the aggregate grant date fair value of RSUs and options awarded during the fiscal year computed in accordance with FASB ASC Topic 718. The fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. The fair value of each option grant is estimated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, refer to Note 8 to the consolidated financial statements contained in our Annual Report.

(5)
Mr. Kandal, who is based in Europe, became an executive officer in January 2017 and did not participate in our 2017 Bonus Plan. Instead, he was entitled to a fixed retention bonus amount of €253,217 (or $274,879 as calculated using the average quarterly exchange rate of the U.S. dollar against the euro).

Outstanding Equity Awards at June 30, 2017
The following table presents certain information concerning outstanding equity awards held by each of our named executive officers at June 30, 2017.

	Option Awards(1)				RSU Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units That Have Not Vested
Dr. HP Jin	125,000	—(3)	$6.12	8/18/2019	—	$ —
	250,000	—(4)	6.55	11/2/2020	—	—
	53,125	21,875(5)	4.92	8/5/2024	—	—
	62,292	67,708(6)	6.86	8/4/2025	—	—
	30,000	150,000(9)	5.14	9/15/2026	—	—
	—	—	—	—	52,500(7)	425,250
Michael Strambi	150,000	—(8)	6.89	5/1/2022	—	—
	32,865	16,042(5)	4.92	8/5/2024	—	—
	33,542	36,458(6)	6.86	8/4/2025	—	—
	20,000	100,000(9)	5.14	9/15/2026	—	—
	—	—	—	—	25,000(10)	202,500
	—	—	—	—	25,000(18)	202,500
	—	—	—	—	22,500(19)	182,250
Philipp Kandal	41,667	58,333(11)	7.67	10/1/2025	—	—
	13,125	76,875(12)	4.80	11/4/2026	—	—
	—	—	—	—	75,000(16)	607,500
	—	—	—	—	140,000(17)	1,134,000
Hassan Wahla	3,819	—(13)	4.20	5/21/2019	—	—
	49,999	—(3)	6.12	8/18/2019	—	—
	100,000	—(4)	6.55	11/2/2020	—	—
	30,000	—(14)	7.43	1/31/2022	—	—
	35,417	14,583(5)	4.92	8/5/2024	—	—
	33,542	36,458(6)	6.86	8/4/2025	—	—
	18,333	91,667(9)	5.14	9/15/2026	—	—
	—	—	—	—	17,500(10)	141,750
	—	—	—	—	7,500(15)	60,750
	—	—	—	—	15,000(18)	121,500
	—	—	—	—	22,500(19)	182,250
Salman Dhanani	100,000	__(3)	6.12	8/18/2019	—	—
	100,000	__(4)	6.55	11/2/2020	—	—
	30,000	__(14)	7.43	1/31/2022	—	—
	42,500	17,500(5)	4.92	8/5/2024	—	—
	57,500	62,500(6)	6.86	8/4/2025	—	—
	20,000	100,000(9)	5.14	9/15/2026	—	—
	—	—	—	—	17,500(10)	141,750
	—	—	—	—	7,500(15)	60,750
	—	—	—	—	15,000(18)	121,500
	—	—	—	—	45,000(19)	364,500

__________________

(1)
Unless otherwise noted, all stock options listed in this Outstanding Equity Awards table were granted under our 2009 Equity Incentive Plan, and vesting of stock options and RSUs is subject to continued service through the applicable vesting date.

(2)
The market value of unvested RSUs is calculated by multiplying the number of unvested RSUs by the closing price of our common stock on June 30, 2017 (the last trading day in fiscal 2017), which was $8.10.

(3)	This stock option was granted under our 1999 Stock Option Plan and all shares of common stock subject to this stock option were fully vested as of August 18, 2013.

(4)	All shares of common stock subject to this stock option were fully vested as of November 2, 2014.

(5)
The shares of common stock subject to this stock option began vesting on August 5, 2014 (vesting commencement date) and vest as to 1/48th of the shares subject to the option monthly on the same day of the month as the vesting commencement date.

(6)
The shares of common stock subject to this stock option began vesting on July 31, 2015 (vesting commencement date) and vest as to 1/48th of the shares subject to the option monthly on the same day of the month as the vesting commencement date.

(7)	These RSUs began vesting on August 10, 2015 and vest annually as to 1/4th of the shares per year.

(8)	The shares of common stock subject to this stock option were fully vested as of June 16, 2016.

(9)
The shares of common stock subject to this stock option began vesting on October 10, 2016 (vesting commencement date) and vest as to 1/48th of the shares subject to the option monthly on the same day of the month as the vesting commencement date.

(10)	These RSUs began vesting on September 13, 2013 and vest annually as to 1/4th of the shares per year.

(11)
The shares of common stock subject to this stock option began vesting on October 1, 2015 (vesting commencement date) and vest as to 1/48th of the shares subject to the option monthly on the same day of the month as the vesting commencement date.

(12)
The shares of common stock subject to this stock option began vesting on November 4, 2016 (vesting commencement date) and vest as to 1/48th of the shares subject to the option monthly on the same day of the month as the vesting commencement date.

(13)	All shares of common stock subject to this stock option were fully vested as of March 18, 2013.

(14)	All shares of common stock subject to this stock option were fully vested as of January 31, 2016.

(15)	These RSUs began vesting on February 10, 2014 and vest annually as to 1/4th of the shares per year.
(16) These RSUs began vesting on October 1, 2015 and vest annually as to 1/4th of the shares per year.
(17) These RSUs began vesting on January 10, 2017 and vest annually as to 1/4th of the shares per year.

(18)	These RSUs began vesting on August 10, 2014 and vest annually as to 1/4th of the shares per year.

(19)	These RSUs began vesting on August 10, 2015 and vest annually as to 1/4th of the shares per year.
Options Exercised and Stock Vested During Fiscal 2017
The following table presents certain information regarding options exercised and RSUs vested by our named executive officers in fiscal 2017. The value realized upon exercise of stock options is calculated based on the difference between the market price of our common stock upon exercise and the exercise price of the options. The value realized from vested RSUs is calculated by multiplying the number of shares vested by the market price of our common stock on the date the shares are released.

Name	Number of Shares Acquired on Exercise	RSUs Vested	Value Realized on Exercise or Vesting
Dr. HP Jin	—	17,500	$95,725
Michael Strambi	—	57,500	308,900
Philipp Kandal	—	25,000	143,250
Hassan Wahla	1,457	55,000	328,520
Salman Dhanani	—	62,500	359,725

Pension Benefits & Nonqualified Deferred Compensation
We do not provide a pension plan for our employees, and no named executive officers participated in a nonqualified deferred compensation plan during fiscal 2017.

Employment Agreements
We currently have employment agreements or change of control agreements with each of our executive officers. The employment agreements with our executive officers provide for at will employment, base salary, term of the agreement, eligibility to participate in any of our bonus plans or programs, standard employee benefit plan participation and eligibility to receive stock option grants. The employment agreements contain certain severance and change of control benefits in favor of the executives.
Dr. HP Jin. In October 2009, we entered into an employment agreement with Dr. Jin. He is eligible to participate in our bonus plans and programs and employee benefit plans in accordance with their terms. He is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that Dr. Jin is an at will employee and his employment may be terminated at any time by us or Dr. Jin. The agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Dr. Jin is entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”
Michael W. Strambi. In March 2012, we entered into an employment agreement with Mr. Strambi. Mr. Strambi is eligible to participate in our bonus plans and programs and employee benefit plans in accordance with their terms. Mr. Strambi is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that he is an at will employee and his employment may be terminated at any time by us or Mr. Strambi. Provided the agreement is not terminated earlier pursuant to its terms, the agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Strambi is entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”
Philipp Kandal. In January 2014, we entered into an employment agreement with Mr. Kandal. In October 2015, we entered into an amended and restated agreement which sets forth an annual base salary, which was increased in January 2017 to €268,791, subject to review, upon Mr. Kandal becoming senior vice president, engineering. Mr. Kandal is entitled to a housing allowance when in California, certain air travel class accommodations, and tax advisory and housing-related services. Mr. Kandal is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides for an initial term of two years after which the parties may mutually agree on the terms of a new agreement. In addition, Mr. Kandal is entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”
Hassan Wahla. In October 2009, we entered into an amended and restated employment agreement with Mr. Wahla. He is eligible to participate in our bonus plans and programs and employee benefit plans in accordance with their terms. Mr. Wahla is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that he is an at will employee and his employment may be terminated at any time by us or Mr. Wahla. The agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Wahla is entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Salman Dhanani. In October 2009, we entered into an employment agreement with Mr. Dhanani. He is eligible to participate in our bonus plans and programs and employee benefit plans in accordance with their terms. Mr. Dhanani is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that he is an at will employee and his employment may be terminated at any time by us or Mr. Dhanani. The agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Dhanani is entitled to severance benefits upon termination of employment as described below under “Executive Compensation—Potential Payments Upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
We have entered into employment agreements that require specific payments and benefits to be provided to our executive officers in the event of termination of employment. The description and table that follow describe the payments and benefits that may be owed by us to each of our executive officers upon the executive officer’s termination under certain circumstances.
Provided the employment agreement is not terminated earlier pursuant to its terms, in the event of a Change of Control (as defined below), the agreement provides for an automatic extension of the term of the agreement through the 18 month anniversary of such Change of Control with automatic one year renewals after the 18 month anniversary of the Change of Control unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal.
Severance Terms for Dr. Jin. In the event that Dr. Jin is terminated other than for Cause, death or disability, and the termination is not upon or within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions as described below, Dr. Jin will be entitled to receive the following:

•	a lump sum severance payment equal to 12 months of his base salary in effect immediately prior to his termination;

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee); and

•	company-paid coverage for a period of up to 12 months for himself and his eligible dependents under our medical, dental and vision benefit plans.
In the event that Dr. Jin is terminated other than for Cause, death or disability, or if he terminates his employment for Good Reason, and the termination is within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions, Dr. Jin will be entitled to receive the following:

•	a lump sum severance payment equal to 18 months of his base salary in effect immediately prior to his termination;

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee);

•	company-paid coverage for a period of up to 18 months for himself and his eligible dependents under our medical, dental and vision benefit plans; and

•
all unvested equity awards will immediately vest and become exercisable in full. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award.

In order to receive the severance benefits described above upon a termination of Dr. Jin’s employment, Dr. Jin is obligated to refrain from soliciting our employees to leave us for a one year period after the termination of his employment, continue to observe and maintain the confidentiality of all confidential and proprietary information and provide us with an executed separation agreement and release of claims.
Severance Terms for Messrs. Strambi, Wahla and Dhanani. Pursuant to the employment agreements, in the event that we terminate the employment of Messrs. Strambi, Wahla and Dhanani other than for Cause, death or disability, and the termination is not upon or within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions as described below, such executive officer will be entitled to receive the following:

•	a lump sum severance payment equal to six months of his base salary in effect immediately prior to his termination;

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee); and

•	company-paid coverage for a period of up to six months for himself and his eligible dependents under our medical, dental and vision benefit plans.
In the event we terminate the employment of Messrs. Strambi, Wahla or Dhanani other than for Cause, death or disability, or if either Messrs. Strambi, Wahla or Dhanani terminates his employment for Good Reason, and the termination is within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions, such executive officer will be entitled to receive the following:

•	a lump sum severance payment equal to 12 months of his base salary in effect immediately prior to his termination;

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee);

•	company-paid coverage for a period of 12 months for himself and his eligible dependents under our medical, dental and vision benefit plans; and

•
all of the unvested equity awards of the executive officer will immediately vest and become exercisable in full. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award.

Severance Terms for Mr. Kandal. Pursuant to the employment agreement, in the event that we terminate the employment of Mr. Kandal other than for Cause, death or disability, and the termination is not upon or within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions as described below, such executive officer will be entitled to receive the following:

•	a lump sum severance payment equal to six months of his base salary in effect immediately prior to his termination; and

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee).

In the event we terminate the employment of Mr. Kandal other than for Cause, death or disability, or if Mr. Kandal terminates his employment for Good Reason, and the termination is within a two month period before or a 12 month period after a Change of Control, then, subject to certain conditions, such executive officer will be entitled to receive the following:

•	a lump sum severance payment equal to 12 months of his base salary in effect immediately prior to his termination;

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee);

•	company-paid coverage for a period of 12 months for himself and his eligible dependents under our employee benefit plans; and

•
all of the unvested equity awards of the executive officer will immediately vest and become exercisable in full. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award.

In order to receive the severance benefits described above upon a termination of employment of Messrs. Strambi, Wahla, Dhanani or Kandal, such executive officer is obligated to refrain from soliciting our employees to leave us for a one year period after the termination of his employment, continue to observe and maintain the confidentiality of all confidential and proprietary information and provide us with an executed separation agreement and release of claims.

In the event any payment to Dr. Jin or Messrs. Strambi, Wahla or Dhanani under his employment agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), such executive officer will be entitled to receive such payment as would entitle him to receive the greatest after tax benefit of either the full payment or a lesser payment, which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of our employment agreements with our executive officers, “Change of Control” means the occurrence of any of the following:

(i)
the acquisition by any one person, or more than one person acting as a group (for these purposes, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with us), or Person, that becomes the owner, directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding securities; provided, however, that for the purposes of this subsection (i), the acquisition of additional securities by any one Person, who is considered to own more than 50% of the total voting power of our securities shall not be considered a Change of Control;

(ii)
a change in the composition of our board of directors occurring within a 12 month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (A) are our directors as of the effective date of the employment agreement with the executive officer or (B) are elected, or nominated for election, to our board of directors with the affirmative votes of a least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of our directors); or

(iii)
a change in the ownership of a substantial portion of our assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following shall not constitute a change in the ownership of a substantial portion of our assets: (1) a transfer to an entity that is controlled by our stockholders immediately after the transfer; or (2) a transfer of assets by us to: (A) a stockholder of ours (immediately before the asset transfer) in exchange for or with respect to our securities; (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; (C) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all our outstanding stock; or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (C). For purposes of this subsection (iii), gross fair market value means the value of our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a transaction of ours that does not constitute a change of control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii) shall not be considered a Change of Control.

For the purposes of our employment agreements with our executive officers, “Cause” means:

(i)	any material act of personal dishonesty made by the executive officer in connection with the executive officer’s responsibilities as an employee;

(ii)	the executive officer’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;

(iii)	the executive officer’s gross misconduct;

(iv)
the executive officer’s unauthorized use or disclosure of any of our proprietary information or trade secrets or of any other party to whom the executive officer owes an obligation of nondisclosure as a result of executive officer’s relationship with us;

(v)	the executive officer’s willful breach of any obligations under any written agreement or covenant with us; or

(vi)
the executive officer’s continued failure to perform his employment duties after the executive officer has received a written demand of performance from us which specifically sets forth the factual basis for our belief that the executive officer has not substantially performed his duties and has failed to cure such nonperformance to our satisfaction within 10 business days after receiving such notice.

For the purpose of our employment agreements with Dr. Jin and Mr. Strambi, “Good Reason” means the executive officer’s voluntary termination within thirty (30) days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following events without the executive officer’s express written consent:

(i)
the assignment to the executive officer of any duties, the reduction of the executive officer’s duties or the removal of the executive officer from his position and responsibilities, either of which must result in a material diminution of such executive officer’s authority, duties or responsibilities with us in effect immediately prior to such assignment, unless the executive officer is provided with a comparable position (i.e., the executive officer’s same position in the parent company of the combined entity);

(ii)
a material reduction in the executive officer’s base salary, unless the base salaries of all of our (and, if applicable, our successor’s) other similarly situated employees are also similarly reduced (for these purposes, a reduction of the executive officer’s base salary by 10% or more will be considered material, provided that a reduction of less than 10% may still be material based on the facts and circumstances relating to the reduction);

(iii)
a material change in the geographic location of the executive officer’s primary work facility or location; provided, however, that a relocation of less than 35 miles from the executive officer’s then present location will not be considered a material change in geographic location; or

(iv)	our failure to obtain assumption of the employment agreement by any successor.

For the purpose of our employment agreements with Messrs. Wahla, Dhanani and Kandal, “Good Reason” means the executive officer’s voluntary termination within thirty (30) days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following events without the executive officer’s express written consent:

(i)
the assignment to the executive officer of any duties, the reduction of the executive officer’s duties or the removal of the executive officer from his position and responsibilities, either of which must result in a material diminution of the executive officer’s authority, duties, or responsibilities with us in effect immediately prior to such assignment, unless the executive officer is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status);

(ii)
a material reduction in the executive officer’s base salary, unless the base salaries of all of our (and, if applicable, our successor’s) other similarly situated employees are also similarly reduced (for these purposes, a reduction of the executive officer’s base salary by 10% or more will be considered material, provided that a reduction of less than 10% may still be material based on the facts and circumstances relating to the reduction);

(iii)
a material change in the geographic location of the executive officer’s primary work facility or location; provided, however, that a relocation of less than 35 miles from the executive officer’s then present location will not be considered a material change in geographic location; provided further that for Mr. Kandal, relocation to the United States will not be considered a material change in geographic location; or

(iv)	our failure to obtain assumption of the employment agreement by any successor.

The executive officer will not resign for Good Reason without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice.

Fiscal 2017 Potential Payments Upon Termination or Change of Control
The following table shows the amounts each of our named executive officers would receive in the event of their termination following a Change of Control, or upon certain other events, assuming the termination took place on June 30, 2017, the last business day of our most recent completed fiscal year.

		Involuntary Termination
Name	Benefits	More Than Two Months Before Change of Control	Within Two Months Before or 12 Months After Change of Control
Dr. HP Jin	Severance Payment (Salary)	$380,000	$570,000
	Severance Payment (Bonus)	380,000	380,000
	Continuation of Medical/Welfare Benefits	21,249	31,874
	Acceleration of Stock Options and RSUs(1)	—	2,365,872
Michael Strambi	Severance Payment (Salary)	150,000	300,000
	Severance Payment (Bonus)	180,000	180,000
	Continuation of Medical/Welfare Benefits	11,278	22,556
	Acceleration of Stock Options and RSUs(1)	—	1,822,500
Philipp Kandal(2)	Severance Payment (Salary)	153,547	307,094
	Severance Payment (Bonus)	289,301	289,301
	Continuation of Medical/Welfare Benefits	—	7,280
	Acceleration of Stock Options and RSUs(1)	—	2,836,685
Hassan Wahla	Severance Payment (Salary)	132,500	265,000
	Severance Payment (Bonus)	159,000	159,000
	Continuation of Medical/Welfare Benefits	11,301	22,602
	Acceleration of Stock Options and RSUs(1)	—	1,662,185
Salman Dhanani	Severance Payment (Salary)	132,500	265,000
	Severance Payment (Bonus)	159,000	159,000
	Continuation of Medical/Welfare Benefits	11,301	22,602
	Acceleration of Stock Options and RSUs(1)	—	2,146,500
____________________

(1)
100% of the unvested shares subject to stock options and RSUs would accelerate if the executive officer were terminated other than for Cause, death or disability or resigned for Good Reason within a two month period before or a 12 month period after a Change of Control. Value represents the gain the executive officer would receive, calculated as the difference between our closing stock price on June 30, 2017 and the exercise price of all unvested options and RSUs. Our closing stock price on June 30, 2017 was $8.10 per share.

(2)
All amounts for Mr. Kandal are stated in U.S. dollars. For payment in total or in part in currencies other than the U.S. dollar, translation of compensation into U.S. dollars is calculated using the exchange rate of the U.S. dollar against the euro as of June 30, 2017. Due to variations in the exchange rates of the U.S. dollar against the euro, the U.S. dollar values included in this table do not reflect actual amounts for Mr. Kandal.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the number of outstanding options, RSUs, warrants and rights granted to our employees and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of June 30, 2017.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights (b)	Reserved for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)(2)	8,671,630	$6.4688	1,545,590
Equity compensation plans not approved by security holders(3)(4)	41,197	7.7007	352,560
Total	8,712,827	6.4741	1,898,150
____________________

(1)
Our 2009 Equity Incentive Plan incorporates an evergreen formula pursuant to which on July 1 of each year, the aggregate number of shares reserved for issuance under the 2009 Equity Incentive Plan will increase by a number of shares equal to the lesser of: (A) 1,666,666 shares, (B) 4% of the outstanding shares on the last day of the immediately preceding fiscal year, or (C) such number of shares determined by our board of directors.

(2)	Includes RSU awards for 3,004,823 shares which have no exercise price.

(3)
We assumed our Amended and Restated 2011 Stock Option Plan on October 10, 2012, upon the closing of our acquisition of Local Merchant Services, Inc., or ThinkNear. We also entered into Non-Plan Inducement Restricted Stock Unit Award Agreements to grant RSU and option awards to certain skobbler GmbH founders in connection with our acquisition of skobbler GmbH in 2014.

(4)	Includes RSU awards for 16,625 shares which have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Except as described below, there have been no transactions since the beginning of fiscal 2017 to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the “Executive Compensation” section of this proxy statement.
Consulting Agreement
On August 31, 2017, Joseph M. Zaelit, a member of our board of directors, entered into an agreement to provide consulting services to us under a Consulting Agreement (the “Consulting Agreement”) that will become effective immediately after Mr. Zaelit’s resignation from the board of directors (the “Effective Date”). The term of the Consulting Agreement will begin on the Effective Date and will end on December 31, 2019, unless terminated by Mr. Zaelit upon seven (7) days’ prior notice. The Consulting Agreement provides that Mr. Zaelit will be available for up to ten (10) hours per quarter during the term of the Consulting Agreement; however, upon mutual agreement between the parties, Mr. Zaelit may be available for additional hours. Under the Consulting Agreement, Mr. Zaelit will receive a quarterly consulting fee equal to $15,750 per quarter. In the event we increase cash or equity compensation for the board prior to July 1, 2018, Mr. Zaelit will receive the increase equal to the amount he would have received if he had continued to be a member of the board. Additionally, in the event the Effective Date is prior to the 2017 Annual Meeting, we agree to grant Mr. Zaelit, effective as of such date, an option to acquire 15,000 shares of our common stock at a per share exercise price equal to the fair market value (as determined in accordance with our 2009 Equity Incentive Plan, as amended). During the term of the Consulting Agreement, all outstanding options to acquire our common stock or RSUs for our common stock shall continue to vest in accordance with their terms. We agreed that upon termination of the Consulting Agreement and Mr. Zaelit ceasing continuous status as a service provider to us, Mr. Zaelit will have 12 months from the later of (i) the date that the Consulting Agreement terminates or (ii) the date Mr. Zaelit ceases to perform services to exercise any vested options to purchase our common stock held by him as of the date he ceases to be a service provider.
Policies and Procedures for Related Party Transactions
As provided by the audit committee charter, the audit committee of our board of directors must review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to the audit committee any related party transaction prior to entering into the transaction.
It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the audit committee of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal 2017, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of August 31, 2017, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our common stock;

•	Each of our directors and nominees for the board of directors;

•	Each of our named executive officers; and

•	All of our current directors and executive officers as a group.
Unless otherwise noted below, the address of each person listed on the table is c/o Telenav, Inc., 4655 Great America Parkway, Suite 300, Santa Clara, California 95054.
We have determined beneficial ownership in accordance with the rules of the SEC. Under the SEC’s proxy rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 44,076,483 shares of common stock outstanding at August 31, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or will be exercisable within 60 days of August 31, 2017 and RSUs that will vest within 60 days of August 31, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).
The information provided in the table and related footnotes are based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Shares	Percentage
5% Stockholders:
Digital Mobile Venture Ltd. (1)	7,313,467	16.59%
c/o Rayson Technology Co. Ltd. 5F No. 550 Ruei Guang Road Taipei, Taiwan
Nokomis Capital L.L.C. (2)	4,495,750	10.20%
2305 Cedar Springs Road, Suite 420 Dallas, Texas 75201
Divisar Capital Management LLC (3)	2,640,381	5.99%
275 Sacramento St., 8th Floor San Francisco, CA 94111

Named Executive Officers and Directors:
Dr. HP Jin (4)	1,934,646	4.34%
Michael Strambi (5)	326,564	*
Salman Dhanani (6)	749,674	1.69%
Philipp Kandal (7)	194,805	*
Hassan Wahla (8)	387,489	*

Samuel Chen (9)	7,362,779	16.69%
Karen Francis (10)	15,113	*
Douglas Miller (11)	29,160	*
Ken Xie (12)	83,016	*
Joseph M. Zaelit (13)	95,978	*
Wes Cummins (14)	23,750	*
All current executive officers and directors as a group (13 people) (15)	11,349,222	24.67%
____________________

*	Represents beneficial ownership of less than 1%.

(1)	Samuel Chen, one of our directors, and his wife, Fiona Chang, share voting and dispositive power over the shares of our common stock held by Digital Mobile Venture Ltd. (“Digital”).

(2)
Based solely upon a Schedule 13D filed with the SEC on August 24, 2017 by Nokomis Capital L.L.C. reporting beneficial ownership as of August 22, 2017. Brett Hendrickson, as the principal of Nokomis Capital L.L.C., may direct the voting and disposition of the shares of our common stock held by Nokomis Capital LLC.

(3)	Based solely on a Schedule 13F filed with the SEC on August 14, 2017 by Divisar Capital Management LLC reporting beneficial ownership as of June 30, 2017.

(4)	Includes (i) 1,384,854 shares held by Dr. Jin, and (iii) 549,792 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017.

(5)
Includes (i) 46,198 shares held by Mr. Strambi, (ii) 255,366 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017, and (iii) 25,000 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2017.

(6)
Includes (i) 359,674 shares held by Mr. Dhanani, (ii) 372,500 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017, and (iii) 17,500 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2017.

(7)
Includes (i) 99,180 shares held by Mr. Kandal, (ii) 70,625 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017, and (iii) 25,000 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2017.

(8)
Includes (i) 81,171 shares held by Mr. Wahla, (ii) 288,818 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017, and (iii) 17,500 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2017.

(9)
Includes (i) 7,313,467 shares held by Digital (ii) 8,788 shares held by Mr. Chen, (iii) 35,524 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017, and (iv) 5,000 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2017.

(10)	Includes (i) 2,500 shares held by Ms. Francis and (ii) 12,613 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017.

(11)
Includes (i) 2,802 shares held by Mr. Miller, (ii) 21,358 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017, and (iii) 5,000 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2017.

(12)
Includes (i) 40,933 shares held by Mr. Xie, (ii) 23,333 shares held by a trust over which Mr. Xie has shared control, (iii) 13,750 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017, and (iv) 5,000 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2017.

(13)
Includes (i) 11,472 shares held by a trust over which Mr. Zaelit has shared control, (ii) 79,506 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017, and (iii) 5,000 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2017.

(14)
Includes (i) 10,000 shares held by Mr. Cummins and (ii) 13,750 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017. Mr. Cummins disclaims any voting or dispositive power over shares held by Nokomis Capital, L.L.C. and its affiliates.

(15)
Includes (i) 1,813,852 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2017, and (ii) 109,500 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2017.

AUDIT COMMITTEE REPORT
The audit committee assists the board of directors in fulfilling its responsibilities for oversight of the integrity of our financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements and the qualifications, independence and performance of our independent registered public accounting firm.
Our management is responsible for establishing and maintaining internal controls and for preparing our consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the audit committee to oversee these activities.
The audit committee has:

•	Reviewed and discussed the audited financial statements with our management and with Grant Thornton LLP, our independent registered public accounting firm;

•	Discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees issued by the Public Company Accounting Oversight Board; and

•
Received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence and has discussed with Grant Thornton LLP its independence.

Based upon these discussions and review, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors

Douglas Miller (Chairman)
Samuel Chen
Wes Cummins
Joseph M. Zaelit

OTHER MATTERS
We are not aware of any other matters to be submitted at the 2017 Annual Meeting. If any other matters properly come before the 2017 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the 2017 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed on the proxy card you received, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Santa Clara, California
October 6, 2017

APPENDIX A
TELENAV, INC.
2009 EQUITY INCENTIVE PLAN
(Amended and restated as of January 27, 2017)
1.    Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.    Definitions. As used herein, the following definitions will apply:
(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Change in Control” means the occurrence of any of the following events:
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
(g)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(h)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(i)    “Common Stock” means the common stock of the Company.
(j)    “Company” means TeleNav, Inc., a Delaware corporation, or any successor thereto.
(k)    “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
(l)    “Director” means a member of the Board.
(m)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)    “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(q)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(iii)    For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or
(iv)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(r)    “Fiscal Year” means the fiscal year of the Company.
(s)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(t)    “Inside Director” means a Director who is an Employee.
(u)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w)    “Option” means a stock option granted pursuant to the Plan.
(x)    “Outside Director” means a Director who is not an Employee.
(y)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)    “Participant” means the holder of an outstanding Award.
(aa)    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or to include any items otherwise excludable under GAAP or under IASB Principles or to exclude or include any other objectively determinable items including, without limitation, (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture, or (c) the effect of any changes in accounting principles affecting Telenav’s or a business unit’s, region’s, affiliate’s or business segment’s reported results: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total shareholder return, (x) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics.
(bb)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.
(cc)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(dd)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ee)    “Plan” means this 2009 Equity Incentive Plan.
(ff)    “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.
(gg)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(hh)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(ii)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(jj)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(kk)    “Service Provider” means an Employee, Director or Consultant.
(ll)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
(mm)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
(nn)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.    Stock Subject to the Plan.
(a)    Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 2,083,333 Shares, plus (i) any Shares that, as of the Registration Date, have been reserved but not issued pursuant to any awards granted under the Company’s 1999 Stock Option Plan (the “Existing Plan”) and are not subject to any awards granted thereunder, and (ii) any Shares subject to stock options or similar awards granted under the Existing Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to 6,089,029 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)    Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2012 Fiscal Year (i.e. the fiscal year commencing July 1, 2011), in an amount equal to the least of (i) 1,666,666 Shares, (ii) 4.0% of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board.

(c)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).
(d)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.    Administration of the Plan.
(a)    Procedure.
(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)    Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)    to determine the Fair Market Value;

(ii)    to select the Service Providers to whom Awards may be granted hereunder;
(iii)    to determine the number of Shares to be covered by each Award granted hereunder;
(iv)    to approve forms of Award Agreements for use under the Plan;
(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)    to determine the terms and conditions of any, and to institute any Exchange Program;
(vii)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(ix)    to modify or amend each Award (subject to Section 20 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);
(x)    to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16 of the Plan;
(xi)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
(xiii)    to make all other determinations deemed necessary or advisable for administering the Plan.
(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
5.    Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.    Code Section 162(m) Provisions.

(a)    Option and SAR Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 2,000,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Participant’s first Fiscal Year of Company service.
(b)    Restricted Stock, Performance Share and Restricted Stock Unit Annual Limit. No Participant shall be granted, in any Fiscal Year, more than 1,500,000 Shares in the aggregate of the following: (i) Restricted Stock, (ii) Performance Shares, or (iii) Restricted Stock Units; provided, however, that such limit shall be 3,000,000 Shares in the Participant’s first Fiscal Year of Company service.
(c)    Performance Units Annual Limit. No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $2,000,000, provided, however, that such limit shall be $4,000,000 in the Participant’s first Fiscal Year of Company service.
(d)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to facilitate qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals); provided, however, that the Administrator does not guarantee that any Awards granted hereunder so qualify.
(e)    Changes in Capitalization. The numerical limitations in Sections 6(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).
7.    Stock Options.
(a)    Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(b)    Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)    Option Exercise Price and Consideration.
(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)    In the case of an Incentive Stock Option
(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)    In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(d)    Exercise of Option.
(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
8.    Restricted Stock.
(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)    Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
9.    Restricted Stock Units.
(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
10.    Stock Appreciation Rights.
(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)    Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Section 7(d) relating to exercise also will apply to Stock Appreciation Rights.
(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
11.    Performance Units and Performance Shares.
(a)    Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)    Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)    Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

12.    Formula Awards to Outside Directors.
(a)    General. Outside Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under this Plan, including discretionary Awards not covered under this Section 12. All grants of Awards to Outside Directors pursuant to this Section will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
(b)    Type of Option. If Options are granted pursuant to this Section, they will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.
(c)    No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Section or to determine the number of Shares to be covered by such Awards (except as provided in Sections 12 and 15).
(d)    Initial Award. Each person who first becomes an Outside Director following the Registration Date will be automatically granted 30,000 Restricted Stock Units (the “Initial Award”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award.
(e)    Annual Award. Beginning on the date of the 2017 annual meeting of the stockholders of the Company and on each date of the annual meeting of the stockholders thereafter, each Outside Director will be automatically granted an Option to purchase 15,000 Shares of Common Stock (“Regular Annual Award”) at the exercise price per Share equal to the Fair Market Value of the Common Stock on the grant date of such Regular Annual Award and subject to the terms and conditions of the Plan. In the event that an Outside Director is appointed to the Board of Directors other than at an annual meeting of stockholders, such Outside Director will be automatically granted an Option to purchase that number of Shares of Common Stock equal to 15,000 multiplied by a fraction equal to the number of days from the date of such person’s appointment until the anniversary of the most recent annual meeting of stockholders divided by 365 (such award, a “prorated Annual Award” and collectively, with the Annual Awards, the “Annual Awards”)), such prorated Annual Award shall be granted at an exercise price per Share equal to the Fair Market Value of the Common Stock on the grant date of such prorated Annual Award and such prorated Annual Award shall be subject to the terms and conditions of the Plan.
(f)    Terms. The terms of each Award granted pursuant to this Section will be as follows:
(i)    Subject to Section 15, the Initial Award will vest and be settled pursuant to the issuance of Shares as to one-third (1/3) of the Shares subject to the Initial Award on the first anniversary of the date such Initial Award is granted; as one-third (1/3) of the Shares subject to the Initial Award on the second anniversary of the date such Initial Award is granted; and as to the remaining one-third (1/3) of the Shares subject to the Initial Award on the third anniversary of the date such Initial Award is granted, provided that the Participant continues to serve as a Director through such dates.
(ii)    Subject to Section 15, the Regular Annual Award will vest in twelve (12) equal monthly installments following the date the Regular Annual Award is granted, provided that the Participant continues to serve as a Director through such date. Subject to Section 15, the Prorated Annual Award will vest in a number of equal monthly installments following the date the Prorated Annual Award is granted equal to the number of full months from the date of grant until the one year anniversary of the last annual meeting of stockholders of the Company, provided that the Participant continues to serve as a Director through such date.

(g)    Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 12, including, without limitation, the number of Shares and exercise prices thereof, for Awards granted on or after the date the Administrator determines to make any such change or revision.
13.    Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
15.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan, and the number of Shares issuable pursuant to Awards to be granted under Section 12 of the Plan.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)    Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d)    Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
16.    Tax.
(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)    Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.
17.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
18.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
19.    Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.
20.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.    Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
23.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is originally adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B
TELENAV, INC.
AMENDED AND RESTATED BONUS PLAN
(initially adopted on September 15, 2009)
(as amended on September 13, 2012)
1. Purposes of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating executive officer and key employees to: (1) perform to the best of their abilities, and (2) achieve the Company’s objectives. The Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code Section 162(m); provided, however, that the Company does not guarantee that bonuses paid hereunder so qualify.
2. Definitions.
(a) “Award” means, with respect to each Participant, the award determined pursuant to Section 8(a) below for a Performance Period. Each Award is determined by a Payout Formula for a Performance Period, subject to the Committee’s authority under Section 8(a) to eliminate or reduce the Award otherwise payable.
(b) “Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.
(c) “Board” means the Board of Directors of the Company.
(d) “Code” means the Internal Revenue Code of 1986, as amended.
(e) “Disability” means Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Company employees.
(f) “Committee” means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall, with respect to payments hereunder intended to qualify as performance-based compensation under Code Section 162(m), consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as “outside directors” within the meaning of Section 162(m).
(g) “Company” means Telenav, Inc. or any of its subsidiaries (as such term is defined in Code Section 424(f)).
(h) “Determination Date” means the latest possible date that will not jeopardize a Target Award or Award’s qualification as Performance-Based Compensation.
(i) “Fiscal Quarter” means a fiscal quarter of the Company.
(j) “Fiscal Year” means a fiscal year of the Company.
(k) “Maximum Award” means as to any Participant for any Performance Period, $3 million.

(l) “Participant” means an executive officer or key employee of the Company participating in the Plan for a Performance Period.
(m) “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.
(n) “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m).
(o) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results to a designated comparison group, and/or to another Performance Goal and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or to include any items otherwise excludable under GAAP or under IASB principles: (i) cash flow (including operating cash flow or free cash flow) or cash flow margin, (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) gross margin, (v) operating margin, (vi) operating expenses or operating expenses as a percentage of revenue, (vii) earnings (which may include, without limitation, earnings before interest and taxes, earnings before taxes and earnings before income, taxes, depreciation and amortization), (viii) earnings per share, (ix) operating income, (x) net income, (xi) stock price, (xiii) return on equity, (xiii) total stockholder return, (xiv) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xv) return on capital, (xvi) return on assets or net assets, (xvii) return on investment, (xviii) economic value added, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxiii) objective customer indicators (including, without limitation, a customer satisfaction rating), (xxiv) new product invention or innovation, (xxv) attainment of research and development milestones, (xxvi) improvements in productivity, (xxvii) attainment of objective operating goals, and (xxviii) objective employee metrics. The Committee shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s quarterly and annual reporting with the Securities and Exchange Commission for the applicable year, and (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.
(p) “Performance Period” means any Fiscal Quarter or Fiscal Year, or such other longer period but not in excess of five Fiscal Years, as determined by the Committee in its sole discretion.
(q) “Plan” means this Bonus Plan.
(r) “Plan Year” means the Company’s fiscal year.
(s) “Section 162(m)” means Section 162(m) of the Code, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

(t) “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 6.
3. Plan Administration.
(a) The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Subject to the requirements for qualifying compensation as Performance-Based Compensation, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:
i) discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;
ii) to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and
iii) to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.
(b) Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
4. Eligibility. The employees eligible to participate in the Plan for a given Performance Period shall be executive officers or key employees of the Company who are designated by the Committee in its sole discretion. No person shall be automatically entitled to participate in the Plan.
5. Performance Goal Determination. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing prior to the Determination Date.
6. Target Award Determination. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing prior to the Determination Date.
7. Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula shall (a) be set forth in writing prior to the Determination Date, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Award for any Performance Period exceed the Maximum Award.

8. Determination of Awards; Award Payment.
(a) Determination and Certification. After the end of each Performance Period, the Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the Payout Formula but shall not have the right to increase the Award above that which would otherwise be payable under the Payout Formula.
(b) Right to Receive Payment. Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. A Participant needs to be employed by the Company through the payment date in order to be eligible to receive an Award payout hereunder; provided, however, that if a Participant dies or becomes Disabled prior to the payment of an Award earned by him or her prior to his or her death or Disability for a Performance Period completed prior to such death or Disability, the Award will be paid to his or her estate or to the Participant, as the case may be, in all events within two and one-half months following the end of such Performance Period, and subject to the Committee’s discretion to reduce or eliminate any Award otherwise payable.
(c) Form of Distributions. The Company shall distribute all Awards to the Participant in cash.
(d) Timing of Distributions. Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination and written certification of the Award for a Performance Period.
(e) Deferral. The Committee may defer payment of Awards, or any portion thereof, to Covered Employees as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m). In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9. Term of Plan. Subject to its approval at the 2012 annual meeting of the Company’s stockholders, the Plan shall continue until terminated under Section 10 of the Plan.
10. Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) impair any payments to Participants made prior to such amendment, modification, suspension or termination, unless the Committee has made a determination that such amendment or modification is in the best interests of all persons to whom Awards have theretofore been granted; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to shareholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.
11. Withholding. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.
12. At-Will Employment. No statement in this Plan should be construed to grant any employee an employment contract of fixed duration or any other contractual rights, nor should this Plan be interpreted as creating an implied or an expressed contract of employment or any other contractual rights between the Company and its employees. The employment relationship between the Company and its employees is terminable at-will. This means that an employee of the Company may terminate the employment relationship at any time and for any reason or no reason.
13. Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
14. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
15. Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.
16. Governing Law. The Plan shall be governed by the laws of the State of California, without regard to conflicts of law provisions thereunder.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the election of the following class II directors to serve until 2020.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Douglas Miller   02 Ken Xie

The Board of Directors recommends you vote FOR the following proposals.

	For	Against	Abstain
2. The approval of the material terms of Telenav's 2009 Equity Incentive Plan.	☐	☐	☐
3. The approval of the material terms of Telenav's Section 162(m) performance Bonus Plan.	☐	☐	☐
4. The approval of Telenav's executive compensation on an advisory and nonbinding basis.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
5. The approval of the frequency of holding future advisory votes on executive compensation on an advisory and nonbinding basis.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000345147_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

TELENAV, INC.
Annual Meeting of Stockholders
November 16, 2017, 9:00 AM Pacific Standard Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. HP Jin and Michael Strambi, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, and in the discretion of such proxies on all other matters properly brought before the meeting, all of the shares of Common Stock of TELENAV, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PST on November 16, 2017, at our headquarters at 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the meeting.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000345147_2 R1.0.1.17